Filed Pursuant to Rule 424(b)(5)
Registration No. 333-237624

Prospectus Supplement

(To Prospectus dated May 6, 2020)

CAPITAL SENIOR LIVING CORPORATION

Up to 2,190,599 Shares of Common Stock

Issuable Upon Exercise of Rights to Subscribe for Such Shares at $32.00 per Share

We are distributing at no charge to the holders of our common stock, par value $0.01 per share (our “Common Stock”), on September 10, 2021 (the “Record Date”) non-transferable rights (the “Rights”) to purchase up to an aggregate of 2,190,599 new shares of our Common Stock. We will distribute to you, a rights holder, one non-transferable Right for every share of our Common Stock that you own on the Record Date. Each Right entitles the holder to purchase one share of our Common Stock at a cash subscription price of $32.00 per share (the “Subscription Price”). Rights holders who fully exercise their Rights will be entitled to subscribe for additional shares of our Common Stock that remain unsubscribed as a result of any unexercised Rights. The oversubscription privilege allows a rights holder to subscribe for an additional amount of Common Stock, subject to certain limitations and pro rata allocations. Rights may only be exercised for whole numbers of shares of our Common Stock; no fractional shares of our Common Stock will be issued in this offering. Fractional Rights (if any) will be rounded up to the nearest whole number.

Following completion by our board of directors, with the assistance of the Company’s financial advisor, Morgan Stanley & Co. LLC, of a thorough and lengthy process to explore strategic alternatives and seek financing sources for the Company to address its liquidity needs and to fund growth strategies, including a determination by the board of directors that no other viable financing options were available to the Company to address previously disclosed doubts about its ability to continue as a going concern and to fund upcoming maturities on its long-term debt and its other cash needs, on July 22, 2021, the Company entered into an Investment Agreement with affiliates of Conversant Capital LLC (the “Investment Agreement”), pursuant to which, and subject to the terms and conditions thereof, the Company agreed to initiate this offering which, if fully subscribed, would result in aggregate gross cash proceeds to the Company of approximately $70 million and Conversant agreed to purchase from the Company (i) $82.5 million of shares of newly designated Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”), (ii) up to an additional $42.5 million of Series A Preferred Stock in the form of a partial backstop to this offering, and (iii) following the closing of the transactions contemplated by the Investment Agreement, up to an additional $25 million of Series A Preferred Stock to fund future investment in accretive capital expenditures and acquisitions. This offering is being made pursuant to, and in accordance with the terms of, the Investment Agreement.

The Rights will expire at 5:00 p.m., New York City time, on October 18, 2021 (the “Expiration Date”), unless extended as described herein. We may extend the period for exercising the Rights, subject to the terms of the Investment Agreement, including to provide additional time for our stockholders to approve the Charter Amendment (as defined below). Rights that are not exercised prior to the Expiration Date will expire and have no value. There is no minimum number of shares of our Common Stock that we must sell in order to complete this offering.

Our shares of Common Stock are traded on the New York Stock Exchange under the symbol “CSU.” The closing price of our shares of Common Stock on September 9, 2021 was $33.00 per share. The Rights are non-transferable and will not be listed for trading on the NYSE or any other securities exchange or automated quotation system.

The consummation of this offering is conditioned upon obtaining the requisite stockholder approval to amend our amended and restated certificate of incorporation to increase the number of authorized shares of Common Stock from 4,333,334 shares to 15,000,000 shares (the “Charter Amendment”) and the consummation of the transactions contemplated by the Investment Agreement. We will be holding a Special Meeting of Stockholders to vote on the Charter Amendment, the Preferred Stock Sale (as defined herein) and certain other matters, on October 12, 2021 (the “Special Meeting”). For more information regarding the Special Meeting, please refer to our Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission (the “SEC”) on August 31, 2021 and is incorporated herein by reference. This offering will not be completed if the Company does not receive stockholder approval for the Charter Amendment and does not consummate the transactions contemplated by the Investment Agreement.

None of the Company, our board of directors, or any committee thereof, makes any recommendation to stockholders regarding whether they should exercise, sell or let lapse their Rights.

Arbiter Partners Capital Management LLC (“Arbiter”), which beneficially owns approximately 13.7% of the Common Stock of the Company, has indicated it intends to vote in favor of the proposed transaction and has advised the Company that it intends to subscribe in the offering.

This offering is being made directly by us. We are not using an underwriter or selling agent. We have engaged Georgeson LLC to serve as our information agent (the “Information Agent”) and Computershare Trust Company, N.A. to serve as our subscription agent (the “Subscription Agent”) for this offering. The Subscription Agent will hold the funds we receive from subscribers until we complete or cancel this offering.

Exercising the Rights and investing in our Common Stock involves significant risks. We urge you to read carefully the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, and all other information included or incorporated by reference in the prospectus and this prospectus supplement in its entirety before you decide whether to exercise your Rights.

If you have any questions or need further information about this offering, please contact Georgeson LLC, our information agent for this offering, at (866) 216-0462. It is anticipated that delivery of the shares of Common Stock purchased in this offering will be made on or about October 25, 2021 (the fifth business day following the Expiration Date), subject to the satisfaction or waiver of the conditions to closing under the Investment Agreement, unless the Expiration Date is extended.

Neither the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 10, 2021

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize to be delivered to you. We have not, and have not authorized anyone else, to provide you with different or additional information. We are not making an offer of securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein or therein is accurate as of any date other than their respective dates, regardless of its time of delivery, and you should not consider any information in this prospectus supplement, the accompanying prospectus or in the documents incorporated herein by reference to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

Unless otherwise indicated, all references in this prospectus supplement to the “Company,” “we,” “us,” and “our” mean Capital Senior Living Corporation and its consolidated subsidiaries.

As used in this prospectus supplement, all references to the “Investment Agreement” refer to that certain Investment Agreement, dated as of July 22, 2021, by and among the Company, Conversant Dallas Parkway (A) LP and Conversant Dallas Parkway (B) LP, and all references to “Conversant” refer to affiliates of Conversant Capital LLC.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under the heading “Incorporation by Reference” in this prospectus supplement. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

As permitted by the rules and regulations of the SEC, the registration statement of which the accompanying prospectus forms a part includes additional information not contained in this prospectus supplement. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

You should read this prospectus supplement along with the accompanying prospectus and the documents incorporated by reference carefully before you decide whether to invest. These documents contain important information you should consider when making your investment decision. This prospectus supplement contains information about the securities offered in this offering and may add, update or change information in the accompanying prospectus.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to those jurisdictions.

This offering is being made directly by us. We have retained Computershare Trust Company, N.A. to serve as our subscription agent for this offering and have retained Georgeson LLC to serve as our information agent for this offering.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and certain information incorporated herein by reference contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as “may,” “will,” “would,” “intend,” “could,” “believe,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Examples of forward-looking statements, include, without limitation, those relating to the Company’s future business prospects and strategies, financial results, working capital, liquidity, capital needs and expenditures, interest costs, insurance availability and contingent liabilities. Forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements, including, but not limited to:

•	the Company’s ability to obtain stockholder approval for the proposed transactions contemplated by the Investment Agreement;

•	the satisfaction of all conditions to the closing of the proposed transactions contemplated by the Investment Agreement;

•

other risks related to the consummation of the proposed transactions contemplated by the Investment Agreement, including the risk that the transactions will not be consummated within the expected time period or at all;

•	the costs related to the proposed transactions contemplated by the Investment Agreement;

•	the impact of the proposed transactions contemplated by the Investment Agreement on the Company’s business;

•	any legal proceedings that may be brought related to the proposed transactions contemplated by the Investment Agreement;

•	the continued spread of COVID-19, including the speed, depth, geographic reach and duration of such spread;

•	new information that may emerge concerning the severity of COVID-19;

•	the actions taken to prevent or contain the spread of COVID-19 or treat its impact;

•	the legal, regulatory and administrative developments that occur at the federal, state and local levels in response to the COVID-19 pandemic;

•	the frequency and magnitude of legal actions and liability claims that may arise due to COVID-19 or the Company’s response efforts;

•	the impact of COVID-19 and the Company’s near-term debt maturities on the Company’s ability to continue as a going concern;

•

the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt refinancings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations and to fund the Company’s capital improvement projects to expand, redevelop, and/or reposition its senior living communities;

•	the Company’s ability to obtain additional capital on terms acceptable to it;

•	the Company’s ability to extend or refinance its existing debt as such debt matures;

•	the Company’s compliance with its debt agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs;

•	the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, including the transfer of certain communities managed by the Company on behalf of other owners;

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•	the Company’s ability to improve and maintain adequate controls over financial reporting and remediate the identified material weakness;

•	the risk of oversupply and increased competition in the markets which the Company operates;

•	the risk of increased competition for skilled workers due to wage pressure and changes in regulatory requirements;

•	the departure of the Company’s key officers and personnel;

•	the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes;

•	the risks associated with a decline in economic conditions generally;

•	the adequacy and continued availability of the Company’s insurance policies and the Company’s ability to recover any losses it sustains under such policies;

•	changes in accounting principles and interpretations;

•	the other risks and factors identified from time to time in the Company’s reports filed with the SEC; and

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the other risks and factors identified in this prospectus supplement under “Risk Factors” or in the Company’s reports filed with the SEC, including those set forth under “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q.

On December 9, 2020, the Company’s board of directors approved a reverse stock split of the Company’s Common Stock at a ratio of 1-for-15, which became effective on December 11, 2020. Accordingly, all of the Company’s common share, equity award and per-share amounts have been adjusted to reflect such reverse stock split for all prior periods presented.

Readers are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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QUESTIONS AND ANSWERS RELATING TO THE OFFERING

The following are examples of what we anticipate will be common questions about the offering. The answers are based on selected information from this prospectus supplement or the accompanying prospectus and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the offering. This prospectus supplement or the accompanying prospectus and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus contain more detailed descriptions of the terms and conditions of the offering and provide additional information about us and our Common Stock.

Exercising the Rights and investing in our Common Stock involves significant risks. We urge you to read carefully the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement, the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, and all other information included or incorporated by reference in the prospectus and this prospectus supplement in its entirety before you decide whether to exercise your Rights.

What is this offering?

This offering is a distribution of Rights on a pro rata basis to our stockholders who hold shares of our Common Stock as of 5:00 p.m., New York City time, on September 10, 2021, the Record Date. Each holder of our Common Stock is being issued one non-transferable Right for each share of our Common Stock owned on the Record Date (1 for 1). Each Right entitles the rights holder to purchase one share of our Common Stock at the Subscription Price of $32.00 per share. Rights may only be exercised for whole numbers of shares of our Common Stock; no fractional shares of our Common Stock will be issued in this offering. Fractional Rights (if any) will be rounded up to the nearest whole number.

Why are we conducting this offering?

The offering is the result of a process led by our board of directors, which resulted in our entering into the Investment Agreement.

Following completion by our board of directors, with the assistance of the Company’s financial advisor, Morgan Stanley & Co. LLC, of a thorough and lengthy process to explore strategic alternatives and seek financing sources for the Company to address its liquidity needs and to fund growth strategies, including a determination by the board that no other viable financing options were available to the Company to address previously disclosed doubts about its ability to continue as a going concern and to fund upcoming maturities on its long-term debt and its other cash needs, on July 22, 2021, the Company entered into the Investment Agreement, pursuant to which, and subject to the terms and conditions thereof, the Company agreed to initiate this offering which, if fully subscribed, would result in aggregate gross cash proceeds to the Company of approximately $70 million and Conversant agreed to purchase from the Company (i) $82.5 million of shares of newly designated Series A Preferred Stock of the Company, (ii) up to an additional $42.5 million of Series A Preferred Stock in the form of a partial backstop to this offering, and (iii) following the closing of the transactions contemplated by the Investment Agreement, up to an additional $25 million of Series A Preferred Stock to fund future investment in accretive capital expenditures and acquisitions. For a detailed discussion of our board of directors’ determination process, please see the section titled “Background of the Transactions” in the Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 31, 2021 and is incorporated by reference herein.

What is a Right?

Each Right entitles its holder the opportunity to purchase one share of our Common Stock for every Right held at a subscription price of $32.00 per share. You will receive one Right for each one of our shares of Common Stock

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owned as of 5:00 p.m., New York City time, on the Record Date. Each Right carries with it a basic subscription privilege and an oversubscription privilege.

For example, if you own 100 shares of our Common Stock as of 5:00 p.m., New York City time, on the Record Date, your Rights would entitle you to purchase a total of 100 shares of our Common Stock for a total Subscription Price of $3,200.00 (after rounding to the nearest whole cent). Subject to the limitations described above, you may exercise some or all of your Rights, or you may choose not to exercise any Rights at all.

What is the oversubscription privilege?

If you purchase all of the shares of our Common Stock available to you pursuant to your basic subscription privilege which entitles you to purchase one share of Common Stock at a subscription price of $32.00 per share, you will be entitled to an oversubscription privilege. The oversubscription privilege of each Right entitles you, if you fully exercise your basic subscription privilege, to subscribe for additional shares of our Common Stock at the same $32.00 subscription price per share up to that number of shares of Common Stock that are offered in the offering but are not purchased by the other rights holders under their basic subscription privilege.

If you wish to exercise your oversubscription privilege, you should indicate on your Rights certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional shares of our Common Stock you would like to purchase pursuant to your oversubscription privilege. You are entitled to exercise your oversubscription privilege only if you exercise your basic subscription privilege in full.

The oversubscription privilege allows a rights holder to subscribe for an additional shares of Common Stock after giving effect to the consummation of the transactions contemplated by this offering. If sufficient shares of our Common Stock are available, we will honor the oversubscription requests in full. If oversubscription requests exceed the number of shares available, however, we will allocate the available shares pro rata among rights holders who oversubscribe based on the relative number of shares each rights holder subscribed for under the basic subscription privilege. See “The Offering—Oversubscription Privilege.”

To properly exercise your oversubscription privilege, you must deliver the subscription payment related to your oversubscription privilege before this offering expires. Because we will not know the total number of unsubscribed shares of our Common Stock before this offering expires, if you wish to maximize the number of shares you purchase pursuant to your oversubscription privilege, you will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of shares you desire to purchase (i.e., the aggregate payment for both your basic subscription privilege and for any additional shares you desire to purchase pursuant to your oversubscription request). Any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.

How was the Subscription Price determined?

The Subscription Price was determined pursuant to the Investment Agreement and as part of a thorough and lengthy process to explore strategic alternatives and seek financing sources for the Company to address its liquidity needs and to fund growth strategies led by our board of directors, with the assistance of the Company’s financial advisor, Morgan Stanley & Co. LLC.

What is Conversant’s backstop arrangement?

Pursuant to the Investment Agreement, Conversant agreed to partially backstop the offering to ensure the Company receives aggregate gross proceeds from the transactions contemplated by the Investment Agreement at the closing of the transactions contemplated by the Investment Agreement of at least $125 million. Accordingly, in addition to the shares of Series A Preferred Stock to be purchased in the Preferred Stock Sale, Conversant agreed to purchase, at $1,000 per share, shares of Series A Preferred Stock having a face amount equal to $42.5 million minus the aggregate proceeds to the Company resulting from the issuance of shares of Common Stock validly subscribed for and purchased by stockholders in the offering (but not less than zero).

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Why is there a backstop purchaser?

We obtained the commitment of Conversant to act as the backstop purchaser under the Investment Agreement to provide the Company with certainty of the amount of minimum aggregate gross proceeds of $125 million that will be raised in the transactions contemplated by the Investment Agreement, including this offering.

What effects will this offering and the Investment Agreement have on my Common Stock?

Your ownership interest will be diluted in the offering to the extent you do not exercise your Rights. In addition, the conversion of the Series A Preferred Stock that will be sold to Conversant in the Preferred Stock Sale and Backstop Commitment (as defined herein), as applicable, when exercised, will be dilutive to existing stockholders. Further, existing stockholders will experience immediate dilution of their voting rights as a result of the issuance of the Series A Preferred Stock.

If this Offering is Fully Subscribed

Assuming (i) the consummation of the transactions, (ii) this offering is fully subscribed (in which case none of the Backstop Commitment would be exercised) and (iii) none of the Equity Accordion is exercised:

•

we expect that our existing stockholders will own approximately 67.99% of our Common Stock (assuming full conversion of the Series A Preferred Stock) and Conversant will own shares of Series A Preferred Stock representing approximately 32.01% of our Common Stock on an as-converted basis (or 61.98% and 38.02%, respectively, if the Equity Accordion is exercised in full).

If the Backstop Commitment is Fully Subscribed

Assuming (i) the consummation of the transactions, (ii) our stockholders do not subscribe for any shares in this offering (in which case the Backstop Commitment would be exercised in full) and (iii) none of the Equity Accordion is exercised:

•

we expect that our existing stockholders will own approximately 41.21% of our Common Stock (assuming full conversion of the Series A Preferred Stock) and Conversant will own shares of Series A Preferred Stock representing approximately 58.79% of our Common Stock on an as-converted basis (or 36.88% and 63.12%, respectively, if the Equity Accordion is exercised in full).

The actual number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock will be subject to customary anti-dilution adjustments and may increase as a result of increases in the liquidation preference of the Series A Preferred Stock in the event the board does not declare a dividend on the Series A Preferred Stock in respect of any quarterly payment date, in each case as provided in the Certificate of Designations.

Has our board of directors made a recommendation to our stockholders regarding the exercise of Rights under this offering?

No. Our board of directors (and any committee thereof) has not and will not make, any recommendation to stockholders regarding the exercise of Rights in this offering. We cannot predict the price at which our shares of Common Stock will trade after this offering. You should make an independent investment decision about whether or not to exercise your Rights. Stockholders who exercise Rights risk investment loss on new money invested. We cannot assure you that the market price for our Common Stock will remain above the Subscription Price or that anyone purchasing shares at the Subscription Price will be able to sell those shares in the future at the same price or a higher price.

Will the directors and executive officers participate in this offering?

To the extent they hold Common Stock as of the Record Date, our directors and executive officers are entitled to participate in this offering on the same terms and conditions applicable to all other stockholders. While some or all of our directors and executive officers may participate in this offering, they are not required to do so.

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Am I required to exercise the Rights I receive in this offering?

No. You may exercise any number of your Rights, or you may choose not to exercise any of your Rights.

May I sell, transfer or assign my Rights?

No. You may not transfer, sell or assign any of the Rights distributed to you, provided however, Rights will be transferable by operation of law (e.g., by death of the rights holder). The Rights are non-transferable and we do not intend to list the Rights on any securities exchange or include them in any automated quotation system. Therefore, there will be no market for the Rights.

The shares of our Common Stock issuable upon the exercise of Rights are expected to be listed on NYSE under the symbol “CSU.”

How do I exercise my Rights if my shares of the Company’s Common Stock are held in my name?

If you hold your shares of our Common Stock in your name and you wish to participate in this offering, you must deliver a properly completed and duly executed rights certificate and deliver all other required subscription documents, together with payment of the full Subscription Price, to the Subscription Agent before 5:00 p.m., New York City time, on the Expiration Date.

Please follow the delivery instructions on the rights certificate. Do not deliver documents to us. You are solely responsible for completing delivery to the Subscription Agent of your rights certificate, all other required subscription documents and subscription payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent so that the Subscription Agent receives them by 5:00 p.m., New York City time, on the Expiration Date.

If you send a payment that is insufficient to purchase the number of shares of our Common Stock you requested, or if the number of shares of our Common Stock you requested is not specified in the forms, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received pursuant to your Rights. Any payment that is received but not so applied will be refunded to you without interest (subject to the rounding of the amount so applied to the nearest whole cent).

How do I exercise my Rights if my shares of the Company’s Common Stock are held in the name of a broker, dealer, custodian bank or other nominee?

If you hold your shares of our Common Stock in “street name” through a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the shares you own. The record holder must exercise the Rights on your behalf for the shares of Common Stock you wish to purchase. The Company will not accept rights certificates delivered via notice of guaranteed delivery.

If you hold your shares of our Common Stock in the name of a broker, dealer, custodian bank or other nominee who uses the services of Depository Trust Company (“DTC”), DTC will credit one Right to your nominee record holder for each share of our Common Stock that you beneficially owned as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

What form of payment is required to purchase shares of the Company’s Common Stock?

As described in the instructions accompanying the rights certificate, payments submitted to the Subscription Agent must be made in U.S. currency. Personal checks or bank drafts drawn on U.S. banks should be payable to “Computershare Trust Company, N.A., as Subscription Agent for Capital Senior Living Corporation.”

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Payments will be deemed to have been received upon clearance of any uncertified check. Please note that funds paid by uncertified check may take five or more business days to clear. Accordingly, rights holders who wish to pay the Subscription Price by means of uncertified check are urged to make payment sufficiently in advance of the expiration time to ensure that such payment is received and clears by such date.

If you hold your shares of our Common Stock in the name of a broker, dealer, custodian bank or other nominee, separate payment instructions may apply. Please contact your nominee, if applicable, for further payment instructions.

How soon must I act to exercise my Rights?

If your shares of our Common Stock are registered in your name and you elect to exercise any or all of your Rights, the Subscription Agent must receive your properly completed and duly executed rights certificate or the transfer of your Rights by Depository Trust Company, as applicable, all other required subscription documents and full subscription payment, including final clearance of any uncertified check, before this offering expires at 5:00 p.m., New York City time, on the Expiration Date, which is October 18, 2021, unless the Expiration Date is extended.

If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish an earlier deadline before the expiration of this offering by which time you must provide the nominee with your instructions and payment to exercise your Rights. The Company will not accept rights certificates delivered via notice of guaranteed delivery.

After I exercise my Rights, can I change my mind?

Yes. You will be able to revoke your subscription, in whole or in part, provided such revocation notice is received on or before the Expiration Date. See “The Offering—Revocation, Withdrawal or Cancellation of Rights.”

Can this offering be amended, extended, terminated or cancelled?

Yes. We reserve the right to amend, extend, terminate or cancel this offering on or prior to the Expiration Date for any reason, subject to the terms and conditions of the Investment Agreement. If we withdraw or terminate this offering, neither we nor the Subscription Agent will have any obligation with respect to Rights that have been exercised, except to return, without interest or deduction, any subscription payments the Subscription Agent received from you. If we were to cancel this offering, any money received from subscribing stockholders would be returned promptly, without interest or penalty, and we would not be obligated to issue shares or Common Stock to holders who have exercised their Rights prior to termination.

In addition, we may extend the period for exercising the Rights, subject to the terms of the Investment Agreement. Any extension of this offering will be followed as promptly as practicable by announcement thereof, and in no event later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date. See “The Offering – Amendment, Extension, Termination or Cancellation of the Offering”, “The Offering—Reasons for the Offering” and “The Investment Agreement—Termination.”

May I participate in this offering if I sell my Common Stock after the Record Date?

The Record Date for this offering is September 10, 2021. If you own Common Stock as of 5:00 p.m., New York City time, on the Record Date, you will receive Rights and may participate in this offering even if you subsequently sell your Common Stock.

Are there any risks associated with this offering?

Yes. Exercising the Rights and investing in our Common Stock involves significant risks. We urge you to read carefully the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, the section

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entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, and all other information included or incorporated by reference in the prospectus and this prospectus supplement in its entirety before you decide whether to exercise your Rights.

Have any stockholders indicated whether they intend to participate in this offering?

Arbiter Partners Capital Management LLC (“Arbiter”), which beneficially owns approximately 13.7% of the Common Stock of the Company, has indicated it intends to vote in favor of the proposed transaction and has advised the Company that it intends to subscribe in the offering.

When will I receive my shares of the Company’s Common Stock?

It is anticipated that delivery of the shares of Common Stock purchased in this offering will be made on or about October 25, 2021 (the fifth business day following the Expiration Date), subject to the satisfaction or waiver of the conditions to closing under the Investment Agreement, unless the Expiration Date is extended.

How much money will the Company receive from this offering and the transactions contemplated by the Investment Agreement and how will such proceeds be used?

Assuming (i) the consummation of the transactions contemplated by the Investment Agreement, including the Preferred Stock Sale, (ii) the offering is fully subscribed (in which case none of the Backstop Commitment would be exercised) and (iii) none of the Equity Accordion is exercised, we expect to receive aggregate gross proceeds of $152.5 million and aggregate net proceeds of approximately $139.5 million, after deducting estimated transaction expenses (or $177.5 million and approximately $164.5 million, respectively, if the Equity Accordion is exercised in full).

Assuming (i) the consummation of the transactions contemplated by the Investment Agreement, including the Preferred Stock Sale, (ii) our stockholders do not subscribe for any shares in the offering (in which case the Backstop Commitment would be exercised in full) and (iii) none of the Equity Accordion is exercised, we expect to receive minimum aggregate gross proceeds of $125 million and minimum aggregate net proceeds of approximately $112 million, after deducting estimated transaction expenses (or $150 million and approximately $137 million, respectively, if the Equity Accordion is exercised in full).

We intend to use the net proceeds received from this offering, the Backstop Commitment and the transactions contemplated by the Investment Agreement, including the proceeds of the Preferred Stock Sale, for working capital, to repay debt and to fund accretive growth projects. See “Use of Proceeds.”

If my exercise of Rights is not valid or if this offering is not completed, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until the completion of this offering. If your exercise of Rights is deemed not to be valid or this offering is not completed, all subscription payments received by the Subscription Agent will be returned as soon as practicable following the expiration of this offering, without interest or penalty. If you own shares through a nominee, it may take longer for you to receive your subscription payments because the Subscription Agent will return payments through the record holder of your shares.

What fees or charges apply if I purchase shares in this offering?

We are not charging any fee or sales commission to issue Rights to you or to issue shares of our Common Stock to you if you exercise your Rights. If you exercise your Rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your nominee may charge you.

S-x

What are the U.S. federal income tax consequences of receipt and exercise of my rights?

We believe and intend to take the position that the receipt of the rights in this offering should be a non-taxable stock dividend under Section 305(a) of the Code. A holder should also not recognize gain or loss for U.S. federal income tax purposes in connection with the exercise of rights in this offering. You should consult your tax advisor as to your particular tax consequences resulting from this offering. For a summary of certain U.S. federal income tax consequences of this offering, see “Material U.S. Federal Income Tax Considerations.”

To whom should I send my forms and payment?

If your shares of our Common Stock are held in the name of a broker, dealer, custodian bank or other nominee, then you should deliver all required subscription documents and subscription payments pursuant to the instructions provided by your nominee.

If your shares of our Common Stock are held in your name, then you should instruct Depository Trust Company to transfer your Rights or send your rights certificate to the Subscription Agent, and send all other required subscription documents and subscription payments by mail or overnight courier to the appropriate address listed below:

If delivering by first class mail: Computershare Trust Company, N.A. Attn: Corporate Actions P.O. Box 43011 Providence RI 02940-3011	If delivering registered mail or overnight courier: Computershare Trust Company, N.A. Attn: Corporate Actions 150 Royall St, Suite V Canton MA 02021

You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and clearance of payments before the expiration of this offering. If you hold your Common Stock through a broker, dealer, custodian bank or other nominee, your nominee may establish an earlier deadline before the Expiration Date of this offering.

Whom should I contact if I have other questions?

If you have any questions regarding this offering, completion of the rights certificate or any other subscription documents or submitting payment in this offering, please contact Georgeson LLC, our Information Agent, toll-free at: (866) 216-0462.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary provides an overview of certain information about the Company and this offering and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. You should read this entire prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference carefully before making a decision about whether to invest in our securities.

Exercising the Rights and investing in our shares of Common Stock involves significant risks. We urge you to carefully read the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and beginning on page 2 of the accompanying prospectus and the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, and all other information included or incorporated by reference in the prospectus and this prospectus supplement in its entirety before you decide whether to exercise your Rights.

The Company

We are one of the leading owner-operators of senior housing communities in the United States. Our operating strategy is to provide value to its senior living residents by offering quality senior living services at reasonable prices, while achieving and sustaining a strong, competitive position within its geographically concentrated regions, as well as continuing to enhance the performance of its operations. We provides senior living services to the 75+ population, including independent living, assisted living, and memory care services at reasonable prices. Many of our communities offer a continuum of care to meet each resident’s needs as they change over time. This continuum of care, which integrates independent living, assisted living, and memory care which may be bridged by home care through independent home care agencies, sustains our residents’ autonomy and independence based on their physical and mental abilities.

As of June 30, 2021, we operated 84 senior housing communities in 19 states with an aggregate capacity of approximately 10,000 residents, including 60 senior housing communities that we owned, 9 properties that were in the process of transitioning legal ownership to Fannie Mae, and 15 communities that we managed on behalf of third parties.

Recent Developments

Investment Agreement

On July 22, 2021, we entered into the Investment Agreement with Conversant, pursuant to which, and subject to the terms and conditions thereof, we agreed to initiate this offering which, if fully subscribed, would result in aggregate gross cash proceeds to us of approximately $70 million and Conversant agreed to purchase from us (i) $82.5 million of shares of newly designated Series A Preferred Stock, (ii) up to an additional $42.5 million of Series A Preferred Stock in the form of a partial backstop to this offering (the “Backstop Commitment”), and (iii) following the closing of the transactions contemplated by the Investment Agreement, up to an additional $25 million of Series A Preferred Stock to fund future investment in accretive capital expenditures and acquisitions. See “Description of the Transaction Documents – Investment Agreement.”

The Preferred Stock Sale

Pursuant to the Investment Agreement (and subject to the terms and conditions set forth therein), we will sell to Conversant, in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, 82,500 shares of newly designated Series A Preferred Stock at a price per share equal to $1,000.00 (the “Preferred Stock Sale”). The Series A Preferred Stock will be convertible into Common Stock at an initial conversion price of $40.00 per share, subject to customary anti-dilution adjustments, will be entitled to vote on an as-converted basis with holders of our Common Stock together as a single class and will accrue cumulative dividends, compounding quarterly, at an annual rate of between 11.00% and 15.00% of the liquidation preference of the Series A Preferred Stock, depending on the level of participation in this offering. Dividends on the Series A Preferred Stock will be payable in cash if declared by the board, or will be added to the liquidation preference of the Series A Preferred Stock. The terms of the Series A Preferred Stock will be set forth in the Certificate of Designations to be filed by us with the Secretary of State of the State of Delaware prior to the closing of the transactions contemplated by the Investment Agreement. See “Description of the Transaction Documents—Investment Agreement.”

The Equity Accordion

Following the closing of the transactions contemplated by the Investment Agreement and only if requested by the Company from time to time, Conversant has agreed to purchase up to 25,000 additional shares of Series A Preferred Stock ($25 million aggregate face amount) to fund the Company’s investment in accretive capital expenditures and acquisitions, subject to certain conditions set forth in the Investment Agreement (the “Equity Accordion”).

Promissory Note

Simultaneously with the entry into the Investment Agreement, we and Conversant entered into a $17.295 million secured promissory note (the “Promissory Note”) to provide interim debt financing to us. The Promissory Note will bear interest at a rate of 15.0% per annum, provided that $2.295 million of the Promissory Note which is applied to the payment of fees and expenses in connection with the Promissory Note and the Transactions will bear interest at a rate of 0% until the Outside Date (as defined in the Investment Agreement) and 15% from and after the Outside Date. Interest payments may be made, at our option, in cash or in kind (“PIK Interest”). In addition, the Promissory Note provides for a payment premium payable on the loans thereunder (other than the $2.295 million earmarked for the payment of fees and expenses) in an amount equal to either (i) 5% of the initial principal amount of the loans (less the amount of any interest paid or accrued on such loans), if the loans are repaid on the closing date under the Investment Agreement or (ii) 20% of the initial principal amount of the loans (less the amount of any interest paid or accrued on such loans), if the loans are not repaid on the closing date under the Investment Agreement. The proceeds of the Promissory Note will be used in accordance with an approved budget as agreed between the us and Conversant. The Promissory Note is secured by certain of our assets as described therein. The Promissory Note will mature upon the earlier of (a) the closing date under the Investment Agreement or (b) July 22, 2022. The interest rate on the Promissory Note will increase by an additional 3% if an Event of Default (as defined in the Promissory Note) occurs. If an Event of Default occurs, Conversant may, at their option, declare the entire unpaid principal sum (including PIK Interest), and accrued interest immediately due and payable in full. See “Description of the Transaction Documents—Promissory Note.”

Corporate Information

Our corporate headquarters are located at 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254, and our telephone number is (972) 770-5600. Our corporate website address is www.capitalsenior.com. The information contained in, or accessible through, our corporate website does not constitute part of this prospectus supplement.

The Offering

Rights	We are distributing at no charge to the holders of our Common Stock on September 10, 2021 non-transferable Rights to purchase up to an aggregate of 2,190,599 new shares of our Common Stock. We will distribute to each rights holder one non-transferable Right for every share of our Common Stock that you own on the Record Date (1 for 1).

Basic Subscription Privilege	Each Right entitles the rights holder to purchase one share of our Common Stock at the Subscription Price of $32.00 per share.

Oversubscription Privilege	Rights holders who fully exercise their basic subscription privilege will be entitled to subscribe for additional shares of our Common Stock that remain unsubscribed as a result of any unexercised Rights. If sufficient remaining shares of our Common Stock are available, all oversubscription requests will be honored in full. Shares of our Common Stock that may be acquired pursuant to the oversubscription privilege are subject to certain limitations and pro rata allocations. See “The Offering—Oversubscription.”

Subscription Price	$32.00 per share.

Record Date	September 10, 2021

Expiration Date	The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on October 18, 2021, unless extended by us, in accordance with the Investment Agreement. We may extend the Expiration Date if stockholder approval of the Charter Amendment and the Preferred Stock Sale is not obtained on or prior to the previously scheduled Expiration Date.

Conditions to the Offering	The offering is being made pursuant to the Investment Agreement and is subject to the satisfaction of certain conditions, including the receipt of stockholder approval of the Charter Amendment and the consummation of the transactions pursuant to the Investment Agreement. See “The Offering—Conditions to the Offering.”

Investment Agreement and Backstop Commitment	On July 22, 2021, we entered into the Investment Agreement with Conversant, pursuant to which, and subject to the terms and conditions thereof, we agreed to initiate this offering which, if fully subscribed, would result in aggregate gross cash proceeds to us of approximately $70 million and Conversant agreed to purchase from us (i) $82.5 million of shares of newly designated Series A Preferred Stock, (ii) up to an additional $42.5 million of Series A Preferred Stock in the form of a partial backstop to this offering, and

(iii) following the closing of the transactions contemplated by the Investment Agreement, up to an additional $25 million of Series A Preferred Stock to fund future investment in accretive capital expenditures and acquisitions. See “Description of the Transaction Documents—Investment Agreement.”

Pursuant to the Investment Agreement, Conversant agreed to partially backstop this offering to ensure we receive aggregate gross proceeds from the transactions at the closing of at least $125 million. Accordingly, in addition to the shares of Series A Preferred Stock to be purchased in the Preferred Stock Sale, Conversant agreed to purchase, at $1,000.00 per share, shares of Series A Preferred Stock having a face amount equal to $42.5 million minus the aggregate proceeds to us resulting from the issuance of shares of Common Stock validly subscribed for and purchased by stockholders in this offering (but not less than zero). See “The Offering—Backstop Commitment.”

Non-Transferability of Rights	The Rights are non-transferable and we do not intend to list the Rights on any securities exchange or include them in any automated quotation system. Therefore, there will be no market for the Rights. You may not transfer, sell or assign any of the Rights distributed to you, provided however, Rights will be transferable by operation of law (e.g., by death of the rights holder). See “The Offering—The Rights are Not Transferable.”

Extension, Cancellation and Amendment	We reserve the right to amend, extend, terminate or cancel this offering on or prior to the Expiration Date for any reason, subject to the terms and conditions of the Investment Agreement.

If this offering is terminated, all Rights will expire without value and we will promptly arrange for the refund, without interest or penalty, of all funds received from rights holders. All monies received by the Subscription Agent in connection with this offering will be held by the Subscription Agent, on our behalf, in a segregated interest-bearing account at a negotiated rate. All such interest shall be payable to us even if we determine to terminate this offering and return your subscription payment. See “The Offering—Amendment, Extension, Termination or Cancellation of the Offering.”

Procedures for Exercising Rights

If you are the record holder of shares of our Common Stock, to exercise your Rights you must complete the rights certificate and deliver it to the subscription agent, Computershare, together with full payment for all the Rights you elect to exercise. The subscription agent must receive the proper forms and payments on or before 5:00 p.m. New York City time on the Expiration Date of the offering. If your shares of our Common Stock are held in your name, then you should instruct Depository Trust Company to transfer your Rights or send your Rights certificate to the Subscription Agent, and send all other required subscription documents and subscription payments by mail or overnight courier. All payments by a participating rights holder must be in U.S. dollars by personal check or bank draft drawn on a bank or branch located in the United States and payable to Computershare Trust Company, N.A. See “The Offering—Methods for Exercising Rights.”

How Rights Holders Can Exercise Rights through Others	If your shares are held in an account with your broker, dealer, custodian bank or other nominee, such record holder must exercise the Rights on your behalf. The Company will not accept rights certificates delivered via notice of guaranteed delivery.

If you hold your shares of our Common Stock in the name of a broker, dealer, custodian bank or other nominee, separate payment instructions may apply. Please contact your nominee, if applicable, for further payment instructions. See “The Offering—Methods for Exercising Rights.”

No Fractional Shares	Rights may only be exercised for whole numbers of shares of our Common Stock; no fractional shares of our Common Stock will be issued in this offering. Fractional Rights (if any) will be rounded up to the nearest whole number.

Revocation	All exercises of Rights are revocable, subject to receipt by the Subscription Agent of a revocation notice on or before the Expiration Date. See “The Offering—Revocation, Withdrawal or Cancellation of Rights.”

United States Federal Income Tax Considerations	For U.S. federal income tax purposes, a holder should not recognize income or loss in connection with the receipt or exercise of Rights in this offering. You should consult your tax advisor as to your particular tax consequences resulting from this offering. For a summary of certain U.S. federal income tax consequences of this offering, see “Material U.S. Federal Income Tax Considerations.”

Issuance of Our Common Stock	We will issue shares purchased in the offering as soon as practicable after the expiration of the offering. It is anticipated that delivery of the shares purchased in the offering will be made on or about October 25, 2021 (the fifth business day following the Expiration Date), subject to the satisfaction or waiver of the conditions to closing under the Investment Agreement, unless the Expiration Date is extended. All shares that are purchased in the offering will be issued in uncertificated book-entry form, meaning that you will receive a direct registration account statement from our transfer agent reflecting ownership of these securities if you are a holder of record. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, DTC will credit your nominee with the securities you purchased in the offering.

No Recommendation to Rights Holders

None of the Company, our board of directors, any committee thereof, the Subscription Agent, or the Information Agent has, or will, make any recommendation to stockholders whether to exercise, sell or let lapse their Rights in the offering. You should make an independent investment decision about whether or not to exercise, sell or let lapse your Rights based on your own assessment of our business and the offering. Please see the section of this prospectus supplement and the accompanying prospectus entitled “Risk Factors” for a discussion of some of the risks involved in investing in our Common Stock.

Listing of Our Common Stock	The Rights will not be listed for trading on the NYSE. The shares of our Common Stock issued in this offering are expected to be listed on the NYSE under the symbol “CSU”.

Use of Proceeds	We intend to use the net proceeds received from this offering, the Backstop Commitment and the transactions contemplated by the Investment Agreement, including the proceeds of the Preferred Stock Sale, for working capital, to repay debt and to fund accretive growth projects. See “Use of Proceeds.”

Shares Outstanding Before the Offering	As of September 10, 2021, there are 2,190,599 shares of our Common Stock issued and outstanding.

Shares Outstanding After Completion of the Offering and Preferred Stock Sale	Assuming (i) the consummation of the transactions, (ii) this offering is fully subscribed (in which case none of the Backstop Commitment would be exercised) and (iii) none of the Equity Accordion is exercised: we expect that there will be 6,443,698 shares of Common Stock issued and outstanding (assuming full conversion of the Series A Preferred Stock).

Assuming (i) the consummation of the transactions, (ii) our stockholders do not subscribe for any shares in this offering (in which case the Backstop Commitment would be exercised in full) and (iii) none of the Equity Accordion is exercised: we expect that there will be 5,315,599 shares of Common Stock issued and outstanding (assuming full conversion of the Series A Preferred Stock).

Subscription Agent	Computershare Trust Company, N.A.

Information Agent	Georgeson LLC

Risk Factors	Investing in our Common Stock involves a high degree of risk. You should consider carefully the information discussed in “Risk Factors” beginning on page S-7 or in our reports filed with the SEC, including those set forth under “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q.

For additional information concerning the Rights and our Common Stock, see “The Offering” and “Description of Securities” below.

RISK FACTORS

Exercising your Rights and investing in our Common Stock involves risks. Before you decide whether to invest in our Common Stock, in addition to the other information, documents or reports included in or incorporated by reference into this prospectus and any prospectus supplement, you should carefully consider the risk factors set forth below and in the Company’s reports filed with the SEC, including those set forth under “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q which are incorporated by reference into this prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These risks, and additional risks not known to us or that we currently believe are immaterial, could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment.

Any of the risks we describe below or in the information incorporated herein by reference could cause our business, financial condition or operating results to suffer. The market price of our Common Stock could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results. Some of the statements in this section of the prospectus are forward-looking statements. For more information see the sections of this prospectus supplement or the accompanying prospectus entitled “Where You Can Find Additional Information” and “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Offering and the Investment Agreement

The Subscription Price determined for this offering may not be indicative of the fair value of our Common Stock.

The Subscription Price was determined pursuant to the Investment Agreement and you should not consider the Subscription Price as an indication of the value of our Common Stock. The Subscription Price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition or any other established criteria for fair value.

On September 9, 2021, the last trading day before the date of this prospectus supplement, the closing price of our Common Stock on the NYSE was $33.00 per share. After the date of this prospectus supplement, our Common Stock may trade at prices above or below the subscription price. The market price of our Common Stock could be higher or lower than the Subscription Price at the closing of this offering and decline after this offering. You may not be able to sell shares of our Common Stock purchased in this offering at a price equal to or greater than the Subscription Price, or at all.

The price of our Common Stock has fluctuated substantially over the past several years and may continue to fluctuate substantially in the future.

Our stock price has been, and may continue to be, subject to significant fluctuations as a result of a variety of factors, which are described throughout this prospectus supplement, including those factors discussed under this section entitled “Risk Factors.” Some of these factors are beyond our control. We may fail to meet the expectations of our stockholders or securities analysts at some point in the future, and our stock price could decline as a result. This volatility may prevent you from being able to sell your Common Stock at or above the price you paid for your Common Stock.

In addition, the stock markets in general have experienced extreme volatility recently that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, operating results and financial condition.

This offering and the transactions contemplated by the Investment Agreement may cause the price of our Common Stock to decline and it may not recover for a substantial period of time or at all.

The stock markets, including NYSE on which we have listed the shares of our Common Stock under the symbol “CSU,” have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market is sustained for our Common Stock, the market price of our Common Stock may be volatile and could decline significantly. In addition, the trading volume in our Common Stock may fluctuate and cause significant price variations to occur. The number of shares of our Common Stock we are proposing to issue if this offering together with the shares of Series A Preferred Stock, which will be convertible into Common Stock, which we are proposing to issue in the Preferred Stock Sale and the Backstop Commitment are completed, may result in an immediate further decrease in the market value of our Common Stock. Further, if a substantial number of Rights are exercised and the holders of the shares received upon exercise of those Rights choose to sell some or all of those shares, the resulting sales could further depress the market price of our Common Stock. We cannot assure you that the market price of our shares of Common Stock will not fluctuate further prior to the expiration of this offering or that, after shares of our Common Stock are issued upon exercise of Rights, a subscribing rights holder will be able to sell shares of our Common Stock purchased in this offering at a price greater than or equal to the Subscription Price.

Your interest in us will be diluted as a result of this offering, the Backstop Commitment and the Preferred Stock Sale.

Your ownership interest will be diluted in the offering to the extent you do not exercise your Rights. In addition, the conversion of the Series A Preferred Stock that will be sold to Conversant in the Preferred Stock Sale and Backstop Commitment, as applicable, when exercised, will be dilutive to existing stockholders. Further, existing stockholders will experience immediate dilution of their voting rights as a result of the issuance of the Series A Preferred Stock.

If this Offering is Fully Subscribed

Assuming (i) the consummation of the transactions, (ii) this offering is fully subscribed (in which case none of the Backstop Commitment would be exercised) and (iii) none of the Equity Accordion is exercised:

•

we expect that our existing stockholders will own approximately 67.99% of our Common Stock (assuming full conversion of the Series A Preferred Stock) and Conversant will own shares of Series A Preferred Stock representing approximately 32.01% of our Common Stock on an as-converted basis (or 61.98% and 38.02%, respectively, if the Equity Accordion is exercised in full).

If the Backstop Commitment is Fully Subscribed

Assuming (i) the consummation of the transactions, (ii) our stockholders do not subscribe for any shares in this offering (in which case the Backstop Commitment would be exercised in full) and (iii) none of the Equity Accordion is exercised:

•

we expect that our existing stockholders will own approximately 41.21% of our Common Stock (assuming full conversion of the Series A Preferred Stock) and Conversant will own shares of Series A Preferred Stock representing approximately 58.79% of our Common Stock on an as-converted basis (or 36.88% and 63.12%, respectively, if the Equity Accordion is exercised in full).

The actual number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock will be subject to customary anti-dilution adjustments and may increase as a result of increases in the liquidation preference of the Series A Preferred Stock in the event the board does not declare a dividend on the Series A Preferred Stock in respect of any quarterly payment date, in each case as provided in the Certificate of Designations.

Stockholders who do not fully exercise their Rights should expect that they will, at the completion of this offering, own a smaller proportional interest in us than would otherwise be the case had they fully exercised their Rights.

We are not restricted from issuing additional Common Stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock, including any common stock that may be issued upon the conversion of the Series A Preferred Stock.

Our pending investment by Conversant is subject to conditions, including certain conditions that may not be satisfied, and may not be completed on a timely basis, or at all. Failure to complete the transactions contemplated by the Investment Agreement could have material and adverse effects on us.

The completion of our pending investment by Conversant is subject to a number of conditions, including the receipt of stockholder approval, which make the completion and timing of the completion of the transactions uncertain. Also, either we or Conversant may terminate the Investment Agreement if the transactions contemplated thereby have not been completed by December 31, 2021 unless the failure of the transactions to be completed has resulted from the failure of the party seeking to terminate the Investment Agreement to perform its obligations.

If the transactions contemplated by the Investment Agreement are not completed on a timely basis, or at all, our ongoing business may be adversely affected. Additionally, in the event the investment by Conversant is not completed, we will be subject to a number of risks without realizing any of the benefits of having completed the transactions, including the following:

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If the Investment Agreement is terminated, we may not be able to identify or complete a financing alternative that would be as beneficial to our capital structure as the transactions contemplated by the Investment Agreement. In light of our current capital constraints and near term mortgage maturities, failure to complete the transactions on our expected timeline could have a material adverse effect on our financial condition and results of operations and our ability to continue as a going concern; and

•	Time and resources committed by management to matters relating to the transactions could otherwise have been devoted to pursuing other beneficial opportunities.

Our Common Stock will be subordinate to the Series A Preferred Stock to be issued in the Preferred Stock Sale and any other preferred stock we may issue in the future.

Our Common Stock will rank junior to the Series A Preferred Stock, when issued, with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up of our affairs. This means that, unless accumulated dividends have been paid on all our Series A Preferred Stock then outstanding through the most recently completed dividend period, no dividends may be declared or paid on our Common Stock and we will not be permitted to repurchase any of our Common Stock, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up of our affairs, no distribution of our assets may be made to holders of our Common Stock until we have paid to holders of our Series A Preferred Stock then outstanding a liquidation preference plus accumulated and unpaid dividends. Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the stockholders.

The board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our Common Stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of our Common Stock or the market price of our Common Stock could be adversely affected.

There can be no guarantee that the transactions contemplated by the Investment Agreement will be consummated.

The transactions contemplated by the Investment Agreement are subject to customary closing conditions, including, among other things, (i) the absence of any temporary restraining order, injunction, judgment, order or law retraining, enjoining, making illegal or otherwise prohibiting the transactions under the Investment Agreement; (ii) the receipt of certain third-party consents; (iii) the approval by the Company’s stockholders of the Preferred Stock Sale and the Charter Amendment and the effectiveness of the Charter Amendment; (iv) the closing of this offering prior to or contemporaneously with the Backstop Commitment and Preferred Stock Sale; and (v) the approval of the shares of Common Stock issued in the offering and any shares of Common Stock issuable upon conversion of the Series A Preferred Stock for listing on NYSE, subject to official notice of issuance. As a result, we cannot guarantee that the transactions contemplated by the Investment Agreement will be consummated. Failure to consummate the transactions contemplated by the Investment Agreement could have adverse effects on our business and results of operations.

There is no guarantee that stockholder approval to amend our amended and restated certificate of incorporation will be obtained to increase the number of authorized shares of the Company.

The consummation of this offering is conditioned upon obtaining the requisite stockholder approval for the Charter Amendment. We will be holding the Special Meeting to vote on the Preferred Stock Sale and Charter Amendment and certain other matters on October 12, 2021 at 10:00 a.m. Central Time. For more information regarding the Special Meeting, please refer to our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 31, 2021 and is incorporated by reference herein. This offering will not be completed if the Company does not receive stockholder approval for the Charter Amendment.

The Rights are non-transferable and thus there will be no market for them.

The Rights are non-transferable and we do not intend to list the Rights on any securities exchange or include them in any automated quotation system. Therefore, there will be no market for the Rights. You may not transfer, sell or assign any of the Rights distributed to you, provided however, Rights will be transferable by operation of law (e.g., by death of the rights holder).

You may not be able to resell any shares of our Common Stock that you purchase upon the exercise of Rights immediately upon expiration of this offering.

If you exercise your Rights, you may not be able to resell the Common Stock purchased by exercising your Rights until you (or your broker or other nominee) have received a book-entry representing those shares. Although we will endeavor to issue the appropriate book-entries as soon as practicable after completion of this offering, there may be some delay between the Expiration Date and the time that we issue the new book-entries.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in determining how the net proceeds of this offering will be used. While our board of directors believes the flexibility in application of the net proceeds is prudent, the broad discretion it affords entails increased risks to the investors in this offering. We intend to use the net proceeds for working capital, to repay debt and to fund accretive growth projects and our stockholders may not agree with the manner in which we choose to allocate and spend the net proceeds.

If we cancel this offering, neither we nor the Subscription Agent will have any obligation to you, except to return your subscription payments.

We may withdraw or terminate this offering at any time or after the termination of the Investment Agreement in accordance with its terms. If we withdraw or terminate this offering, neither we nor the Subscription Agent will have any obligation with respect to Rights that have been exercised except to return, without interest or deduction, any subscription payments the Subscription Agent received from you.

If you do not act on a timely basis and follow subscription instructions, your exercise of Rights may be rejected.

Holders of shares of our Common Stock who desire to purchase shares of our Common Stock in this offering must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date, unless extended. If you are a beneficial owner of shares of our Common Stock and you wish to exercise your Rights, you must act promptly to ensure that your broker, custodian bank or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank or other nominee in sufficient time to deliver such forms and payments to the Subscription Agent to exercise the Rights granted in this offering that you beneficially own prior to 5:00 p.m., New York City time on the Expiration Date, unless extended. We will not be responsible if your broker, dealer, custodian bank or nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date, unless extended.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

If you make payment of the Subscription Price by uncertified check, your check may not clear in sufficient time to enable you to purchase shares in this offering.

Any uncertified check used to pay for shares to be issued in this offering must clear prior to the Expiration Date of this offering, and the clearing process may require five or more business days. If you choose to exercise your Rights, in whole or in part, and to pay for shares by uncertified check and your check has not cleared prior to the Expiration Date of this offering, you will not have satisfied the conditions to exercise your Rights and will not receive the shares you wish to purchase.

The receipt of Rights may be treated as a taxable dividend to you.

We believe and intend to take the position that the distribution of the Rights in this offering should be a non-taxable stock dividend under Section 305(a) of the Internal Revenue Code of 1986, as amended (the “Code”). This position is not binding on the Internal Revenue Service (the “IRS”), or the courts, however. If this offering is part of a “disproportionate distribution” under Section 305 of the Code, your receipt of Rights in this offering may be treated as the receipt of a distribution equal to the fair market value of the Rights. Any such distribution treated as a disproportionate distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, with any excess being treated as a return of basis to the extent thereof and then as capital gain. See “Material U.S. Federal Income Tax Considerations.”

Risks Related to Our Business

We are a holding company with no operations and rely on our operating subsidiaries to provide us with funds necessary to meet our financial obligations.

We are a holding company with no material direct operations. Our principal assets are the equity interests we directly or indirectly hold in our operating subsidiaries. As a result, we are dependent on loans, distributions, and other payments from our subsidiaries to generate the funds necessary to meet our financial obligations. Our subsidiaries are legally distinct from us and have no obligation to make funds available to us.

If we are unable to successfully implement our business plans and strategies, our consolidated results of operations, financial position, liquidity and ability to continue as a going concern could be negatively affected.

Due to the impact of the COVID-19 pandemic on our financial position and our upcoming debt maturities, management has concluded that there is substantial doubt about our ability to continue as a going concern. We have taken, and intend to take, actions to improve our liquidity position and to address the uncertainty about our ability to operate as a going concern, but these actions are subject to a number of assumptions, projections, and analyses. If these assumptions prove to be incorrect, we may be unsuccessful in executing our business plans or achieving the projected results, which could adversely impact our financial results and liquidity. Those plans include various cost-cutting, efficiency and profitability initiatives. There are no assurances such initiatives will prove to be successful or the cost savings, profitability or other results we achieve through those plans will be consistent with our expectations. As a result, our results of operations, financial position and liquidity could be negatively impacted. If we become insolvent or fail to continue as a going concern, our Common Stock may become worthless.

Our failure to comply with financial covenants and other restrictions contained in our debt instruments could result in the acceleration of the related debt or in the exercise of other remedies.

Our outstanding indebtedness is secured by our communities, and, in certain cases, a guaranty by us or by one or more of our subsidiaries. Therefore, an event of default under the outstanding indebtedness, subject to cure provisions in certain instances, would give the respective lenders, the right to declare all amounts outstanding to be immediately due and payable, or foreclose on collateral securing the outstanding indebtedness.

There are various financial covenants and other restrictions in certain of our debt instruments, including provisions which:

•	require us to meet specified financial tests at the subsidiary company level, which include, but are not limited to, tangible net worth requirements;

•	require us to meet specified financial tests at the community level;

•	require us to maintain the physical condition of the community and meet certain minimum spending levels for capital and leasehold improvements; and

•	require consent for changes in control of us.

If we fail to comply with any of these requirements, then the related indebtedness could become due and payable prior to their stated dates. We cannot assure that we could pay these debt obligations if they became due prior to their stated dates.

Pursuant to the forbearance agreements described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Transactions Involving Certain Fannie Mae Loans,” in our Quarterly Report on Form 10-Q filed with the SEC on August 13, 2021, we withheld loan payments due under loan agreements with Fannie Mae covering certain of our communities.

In addition, we were not in compliance with certain financial covenants of our loan agreement with BBVA covering three properties, as of June 30, 2021 and December 31, 2020 and as a result of such defaults, these debts were callable at June 30, 2021. In August 2021, subsequent to quarter end, the Company executed a one year extension of the Company’s $40.5 million loan with BBVA covering three of the Company’s properties, with an option to extend an additional six months. This loan agreement extension also waived existing non-compliance with certain financial ratios and eliminated these financial ratios going forward. The extension requires a principal payment of $1.0 million in December 2021 and quarterly principal payments of $0.5 million beginning in March 2022 unless a certain financial ratio is attained.

The Company was not in compliance with a certain financial covenant under its loan agreement with Fifth Third Bank, covering two of the Company’s properties, as of June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, in which a minimum debt service coverage ratio must be maintained, which constituted a default. The Company is in active discussions with Fifth Third Bank to resolve its noncompliance with financial covenants for debt totaling $31.5 million at June 30, 2021, included in current portion of notes payable, net of deferred loan costs on the Consolidated Balance Sheets. As a result of these defaults, in May 2021, Fifth Third Bank issued a notice of default letter and the Fifth Third bridge loan is callable. In the event that this loan is accelerated there is 25% recourse to Capital Senior Living Corporation.

Anti-takeover provisions in our governing documents, governing law and material agreements may discourage, delay or prevent a merger or acquisition that our stockholders may consider favorable or prevent the removal of our current board of directors and management.

Certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws may discourage, delay or prevent a merger or acquisition that our stockholders may consider favorable or prevent the removal of our current board of directors and management. We have a number of anti-takeover devices in place that will hinder takeover attempts, including: a staggered board of directors consisting of three classes of directors, each of whom serve three-year terms; removal of directors only for cause, and only with the affirmative vote of at least a majority of the voting interest of stockholders entitled to vote; right of our directors to issue preferred stock from time to time with voting, economic and other Rights superior to those of our Common Stock without the consent of our stockholders; provisions in our amended and restated certificate of incorporation and amended and restated bylaws limiting the right of our stockholders to call special meetings of stockholders; advance notice requirements for stockholders with respect to director nominations and actions to be taken at annual meetings; requirement for two-thirds stockholder approval for amendment of our bylaws and certain provisions of our certificate of incorporation; and no provision in our amended and restated certificate of incorporation for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of our Common Stock can elect all the directors standing for election.

Several of our loan documents and other material agreements require approval in the event we undergo a change of control of our Company. These provisions may have the effect of delaying or preventing a change of control of the Company even if this change of control would benefit our stockholders.

In addition to the anti-takeover provisions described above, we are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a person beneficially owning, directly or indirectly, 15% or more of our outstanding common stock from engaging in a business combination with us for three years after the person acquired the stock. However, this prohibition does not apply if (i) our directors approve in advance the person’s ownership of 15% or more of the shares or the business combination or (ii) the business combination is approved by our stockholders by a vote of at least two-thirds of the outstanding shares not owned by the acquiring person.

USE OF PROCEEDS

Assuming (i) the consummation of the transactions contemplated by the Investment Agreement, including the Preferred Stock Sale, (ii) the offering is fully subscribed (in which case none of the Backstop Commitment would be exercised) and (iii) none of the Equity Accordion is exercised, we expect to receive aggregate gross proceeds of $152.5 million and aggregate net proceeds of approximately $139.5 million, after deducting estimated transaction expenses (or $177.5 million and approximately $164.5 million, respectively, if the Equity Accordion is exercised in full).

Assuming (i) the consummation of the transactions contemplated by the Investment Agreement, including the Preferred Stock Sale, (ii) our stockholders do not subscribe for any shares in the offering (in which case the Backstop Commitment would be exercised in full) and (iii) none of the Equity Accordion is exercised, we expect to receive minimum aggregate gross proceeds of $125 million and minimum aggregate net proceeds of approximately $112 million, after deducting estimated transaction expenses (or $150 million and approximately $137 million, respectively, if the Equity Accordion is exercised in full).

We intend to use the net proceeds received from this offering, the Backstop Commitment and the transactions contemplated by the Investment Agreement, including the proceeds of the Preferred Stock Sale, for working capital, to repay debt and to fund accretive growth projects.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2021 and our capitalization on a pro forma basis to give effect (i) to the sale of up to an aggregate of 2,190,599 shares of our Common Stock in this offering at a Subscription Price of $32.00 per share, assuming this offering is fully subscribed and the Preferred Stock Sale and our receipt of the net proceeds from those sales and (ii) the sale of no shares of our Common Stock in this offering assuming no Rights are exercised, the exercise in full of the Backstop Commitment and the Preferred Stock Sale and our receipt of the net proceeds from those sales. This table should be read in conjunction with “Use of Proceeds” included elsewhere in this prospectus and our consolidated audited and unaudited financial statements and the notes thereto incorporated by reference in this prospectus.

	As of June 30, 2021 (unaudited)
(in thousands)	Actual	Pro Forma Assuming the Offering is Fully Subscribed	Pro Forma Assuming No Rights Are Exercised in the Offering
Cash and cash equivalents and restricted cash:
Cash and cash equivalents (1)	$14,556	$154,155	$126,556
Restricted cash	4,982	4,982	4,982

Debt (2):
Current portion of notes payable, net of deferred loan costs (3)	232,060	232,060	232,060
Notes payable, net of deferred loan costs and current portion	567,346	567,346	567,346

Total long-term debt	799,406	799,406	799,406

Stockholders’ deficit:
Common Stock, $0.01 par value per share; 4,333 shares authorized and 2,194 shares issued and outstanding, actual basis; 15,000 shares authorized and 4,385 shares outstanding pro forma assuming the offering is fully subscribed; 15,000 shares authorized and 2,194 shares outstanding assuming no rights are exercised in the offering	22	44	22
Series A Convertible Preferred Stock, $0.01 par value per share; 15,000 shares of preferred stock authorized and no shares outstanding, actual basis; 15,000 shares of preferred stock authorized and 82.5 shares of Series A Convertible Preferred Shares outstanding pro forma assuming the offering is fully subscribed; 15,000 shares of preferred stock authorized and 125.0 shares of Series A Convertible Preferred Shares outstanding assuming no rights are exercised in the offering	0	1	1
Additional paid-in capital	189,660	329,236	301,659
Retained deficit	(380,342)	(380,342)	(380,342)
Total shareholders’ deficit	(190,660)	(51,061)	(78,660)
Total capitalization (total liabilities and shareholders equity)	$678,875	$818,474	$790,875

(1)	Pro forma cash and cash equivalents includes net proceeds of the offering contemplated hereby and the other transactions contemplated by the Investment Agreement. See “Use of Proceeds.”
(2)

Pro forma debt does not give effect to any potential repayment of indebtedness using all or a portion of the net proceeds of this offering and the other transactions contemplated by the Investment Agreement. See “Use of Proceeds.”

(3)

At June 30, 2021, the Company included $112.7 million in outstanding debt in current portion of notes payable, net of deferred loan costs on the Company’s Consolidated Balance Sheets related to the remaining nine properties in the process of transitioning legal ownership to Fannie Mae.

THE OFFERING

Before deciding whether to exercise your Rights, you should carefully read this prospectus, including the information set forth under the heading “Risk Factors” beginning on page S-7 and the information that is incorporated by reference into this prospectus.

The Rights

We are issuing at no charge to the holders of our Common Stock on September 10, 2021 (the “Record Date”) non-transferable Rights to purchase up to an aggregate of 2,190,599 new shares of our Common Stock. Each such stockholder is being issued one non-transferable Right for each share of our Common Stock owned as of 5:00 p.m., New York City time on the Record Date (1 for 1). Each Right entitles the rights holder to purchase one share of our Common Stock at the Subscription Price of $32.00 per share. Rights may only be exercised for whole numbers of shares of our Common Stock; no fractional shares of our Common Stock will be issued in this offering. Fractional Rights (if any) will be rounded up to the nearest whole number.

Rights holders who fully exercise their Rights will be entitled to subscribe for additional shares of our Common Stock that remain unsubscribed as a result of any unexercised Rights. If sufficient remaining shares of our Common Stock are available, all oversubscription requests will be honored in full. Shares of our Common Stock that may be acquired pursuant to the oversubscription privilege are subject to certain limitations and pro rata allocations. See “The Offering—Oversubscription Privilege.”

All exercises of Rights and oversubscription privileges are revocable, subject to receipt by the Subscription Agent of a revocation notice on or before the Expiration Date. See “The Offering—Revocation, Withdrawal or Cancellation of Rights.”

The shares of our Common Stock issued upon the exercise of Rights are expected to be listed on the NYSE under the symbol “CSU.” The Rights will be evidenced by rights certificates which will be mailed to stockholders, except as discussed below under “Foreign Stockholders.”

There is no minimum number of Rights which must be exercised in order for this offering to close.

Reasons for the Offering.

Following completion by our board of directors, with the assistance of the Company’s financial advisor, Morgan Stanley & Co. LLC, of a thorough and lengthy process to explore strategic alternatives and seek financing sources for the Company to address its liquidity needs and to fund growth strategies, including a determination by the board that no other viable financing options were available to the Company to address previously disclosed doubts about its ability to continue as a going concern and to fund upcoming maturities on its long-term debt and its other cash needs, on July 22, 2021, the Company entered into an Investment Agreement with Conversant, pursuant to which, and subject to the terms and conditions thereof, the Company agreed to initiate this offering which, if fully subscribed, would result in aggregate gross cash proceeds to the Company of approximately $70 million and Conversant agreed to purchase from the Company (i) $82.5 million of shares of newly designated Series A Preferred Stock of the Company, (ii) up to an additional $42.5 million of Series A Preferred Stock in the form of a partial backstop to this offering, and (iii) following the closing of the transactions contemplated by the Investment Agreement, up to an additional $25 million of Series A Preferred Stock to fund future investment in accretive capital expenditures and acquisitions. For a detailed discussion of our board of directors’ determination process, please see the section titled “Background of the Transactions” in the Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 31, 2021 and is incorporated by reference herein.

In determining to approve the transactions with Conversant, of which this offering is a part, the board consulted with its financial and legal advisors and its senior management throughout the strategic alternatives process, and considered a number of factors including the following principal factors that the board believes support their determinations, approvals, resolutions and recommendations:

•

The determination by the board that, other than the transaction with Conversant, no other viable financing options were available to the Company to address previously disclosed doubts about its ability to continue as a going concern and to fund upcoming maturities on its long term debt and its other cash needs.

•

Given the lack of other potential strategic alternatives available to the Company, including that based on the current operating environment, management’s projections of the status quo operating performance and working capital needs, the Company would have insufficient cash on hand to meet its obligations in the near term, including both maturing indebtedness obligations and capital expenditures necessary to fund continued occupancy recovery.

•	The proposed investment will substantially enhance the Company’s balance sheet and improve liquidity.

•	The proposed investment will allow the Company to address near- to medium-term mortgage debt maturities, including all mortgage debt maturities through 2023 (approximately $120 million).

•

The new capital infusion should permit the Company to deliver on the final pillar (growth) of its three-year strategic plan: “SING” (Stabilize, Invest, Nurture, Grow) now that the Company has exited all of its net lease obligations and transitioned several of its leased facilities to its new management services business.

•

The Company has a pipeline of identified investments within its portfolio that have not been pursued to-date given the lack of available capital, and the proposed investment will allow the Company to make capital expenditures to enhance the resident experience amid the evolving needs of the fast-growing, middle market senior population, which the Company believes will grow earnings and strengthen the Company’s competitive position in key markets and provide returns in excess of the cost of the new capital.

•

The Backstop Commitment provides the Company with certainty of the amount of minimum capital that will be raised and this offering provides the Company’s existing stockholders an opportunity to participate by subscribing for additional shares of Common Stock.

•	Conversant’s experience and history of partnering with real estate platforms and their management teams to help identify and capitalize on organic and external growth opportunities.

•	The ability of the Company to obtain interim debt financing from Conversant, which provides the Company with funds for working capital needed prior to closing the transaction.

•

Certain protections for minority stockholders contained in the definitive documents, including that the non-Conversant directors have the right to nominate the remaining directors on the board, the standstill restrictions contained in the Investor Rights Agreement to be entered into at the closing (the “Investor Rights Agreement”) and that the non-Conversant directors are required to approve any transactions between the Company and Conversant.

•

The proposed investment provides the ability of the Company to implement employee retention and benefit arrangements to address employee retention pending completion of the transactions and after completion.

•

The achievability of the conditions in the Investment Agreement to the obligations to close the transactions, as well as the Company’s ability to seek specific performance to prevent breaches or threatened breaches of the Investment Agreement, including the ability to cause the Preferred Stock Sale to be consummated if all of the conditions to Conversant’s obligations to effect the transactions have been satisfied or waived.

•	The absence of a financing condition in the Investment Agreement and the fact that Conversant had obtained committed equity financing for the transaction.

The board also weighed the factors described above against certain risks and other factors identified in its deliberations as weighing against the transactions, in particular:

•

Existing stockholders will see their proportionate ownership interest in the Company on a fully converted basis reduced as a result of the transactions, even if they elect to participate in full in this offering.

•

Sales of substantial amounts of our Common Stock in the public market, and the availability of shares for sale, from any conversion of the Series A Preferred Stock being issued in the transactions could adversely affect the prevailing market price of our Common Stock and cause the market price of our Common Stock to remain low for a substantial period of time.

•

Conversant will be entitled to certain consent rights and have the right to appoint a number of directors to our board that is commensurate with its as-converted ownership, which may impact the ability of our existing stockholders to influence our corporate strategies and the outcome of any stockholder vote.

•

If Conversant owns more than 50% of the voting power for the election of our directors following consummation of the transactions, we will be a “controlled company” within the meaning of the NYSE listing standards, which could lessen the governance protections afforded to our stockholders and could make our Common Stock less attractive to some investors or otherwise harm our stock price.

Despite the various strategic and operational changes we have made, we remain financially challenged by the continued impacts of COVID-19, including labor shortages and wage pressure resulting from extended unemployment benefits and other labor-related policies as well as loss of talent due to the emotional impact of the pandemic. We are facing inflationary pressures and incremental expenses to recover occupancy in our communities, including elevated costs for room-turns, general repairs and maintenance. Additionally, there is no current credible indication that additional government relief will be provided to the senior living industry. The resulting capital constraints have made it difficult to attract talent and maintain growth capital. In addition to these pressures, we are preparing for approximately $110 million in near-term mortgage maturities by the end of 2022.

If either the issuance of the Preferred Stock Sale or the Charter Amendment are not approved by the requisite stockholder vote, then the Preferred Stock Sale, this offering and the Backstop Commitment would not occur and the Investment Agreement and related agreements may be terminated pursuant to their terms. If such termination occurs, given the lack of success in prior financing processes, we very likely will not be able to identify or complete a financing alternative that would be as beneficial to our capital structure as the transactions. Failure to complete the transactions on our expected timeline could have a material adverse effect on our financial condition and results of operations and our ability to continue as a going concern. If we are unable to complete the transactions, we will consider other alternatives available to us at that time. Those alternatives may include seeking insolvency relief and seeking alternative capital raises, asset dispositions, issuing additional debt, all of which involve uncertainties, potential delays, significant costs and other risks.

As detailed above, the board of directors engaged in a thorough and lengthy process to explore strategic alternatives and seek financing sources for the Company to address its liquidity needs. For a detailed discussion of that process, please see the section titled “Background of the Transactions” in the Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 31, 2021 and is incorporated by reference herein. After evaluating multiple options, the board unanimously approved the transactions following the completion of this review. We expect that if the transactions are completed, the Company will substantially improve its balance sheet and liquidity by providing working capital and addressing near- to medium-term mortgage debt maturities, including all mortgage debt maturities through 2023.

Oversubscription Privilege

Rights holders who fully exercise their Rights will be entitled to subscribe for additional shares of our Common Stock that remain unsubscribed as a result of any unexercised Rights. If sufficient remaining shares of our Common Stock are available, all oversubscription requests will be honored in full. Shares of our Common Stock that may be acquired pursuant to the oversubscription privilege are subject to certain limitations and pro rata allocations.

If requests for shares of our Common Stock pursuant to the oversubscription privilege exceed the remaining shares available for purchase pursuant to the oversubscription privilege, the available remaining shares will be allocated pro rata among rights holders who properly oversubscribe based on the relative number of shares each rights holder subscribed for under the basic subscription privilege. The allocation process may involve a series of allocations to assure that the total number of remaining shares available for oversubscriptions is distributed on a pro rata basis. The percentage of remaining shares each oversubscribing rights holder may acquire will be rounded down to result in delivery of whole shares.

Brokers, dealers, custodian banks and other nominee holders of Rights will be required to certify to the Subscription Agent, before any oversubscription privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of Rights exercised pursuant to the Right and the number of shares subscribed for pursuant to the oversubscription privilege by such beneficial owner.

We will not offer or sell in connection with this offering any shares of Common Stock that are not subscribed for pursuant to the basic subscription privilege or the oversubscription privilege.

If you exercised your oversubscription privilege and are allocated less than all of the shares for which you wished to subscribe, your excess payment for shares that were not allocated to you will be returned, in the manner in which made, without interest or deduction as soon as practicable after the Expiration Date. We will deliver or cause the transfer agent to deliver shares that you purchased as soon as practicable after the Expiration Date and after all pro rata allocations and adjustments have been completed.

Conditions to the Offering

The offering is being made pursuant to the Investment Agreement and is subject to the satisfaction of certain conditions, including the receipt of stockholder approval of the Charter Amendment and the consummation of the transactions pursuant to the Investment Agreement.

The Rights are Not Transferable

Except in the limited circumstances described below, only holders of our Common Stock as of the Record Date may exercise the Rights. You may not sell, give away or otherwise transfer the Rights.

Notwithstanding the foregoing, your Rights may be transferred by operation of law; for example, a transfer of Rights to the estate of the recipient upon the death of the recipient would be permitted. If the Rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us before the Expiration Date of the offering in order for the transferee to exercise the Rights.

Expiration of this Offer

This offering will expire at 5:00 p.m., New York City time, on October 18, 2021, unless extended by us, and Rights may not be exercised thereafter. Rights that are not exercised prior to the Expiration Date will expire and have no value.

Amendment, Extension, Termination or Cancellation of the Offering

We reserve the right to amend, extend, terminate or cancel this offering on or prior to the Expiration Date for any reason, subject to the terms and conditions of the Investment Agreement.

We may extend the period for exercising the Rights, subject to the terms of the Investment Agreement described below. We may extend the Expiration Date if stockholder approval of the Charter Amendment is not obtained on or prior to the previously scheduled Expiration Date.

Any extension of this offering will be followed as promptly as practicable by announcement thereof, and in no event later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date. Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release or such other means of announcement as we deem appropriate.

We may cancel or terminate the offering, in whole or in part, at any time subject to the terms and conditions of the Investment Agreement. If we cancel or terminate the offering, in whole or in part, all affected Rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly, without interest or deduction.

Backstop Commitment

Pursuant to the Investment Agreement, Conversant agreed to partially backstop the offering to ensure the Company receives aggregate gross proceeds from the transactions contemplated by the Investment Agreement at the closing of at least $125 million. Accordingly, in addition to the shares of Series A Preferred Stock to be purchased in the Preferred Stock Sale, Conversant agreed to purchase, at $1,000 per share, shares of Series A Preferred Stock having a face amount equal to $42.5 million minus the aggregate proceeds to the Company resulting from the issuance of shares of Common Stock validly subscribed for and purchased by stockholders in the offering (but not less than zero).

Determination of the Subscription Price

The Subscription Price was determined pursuant to the Investment Agreement and as part of a thorough and lengthy process to explore strategic alternatives and seek financing sources for the Company to address its liquidity needs and to fund growth strategies led by our board of directors, with the assistance of the Company’s financial advisor, Morgan Stanley & Co. LLC.

Information Agent and Subscription Agent

Computershare Trust Company, N.A. will act as the subscription agent and Georgeson LLC will act as the information agent in connection with this offering.

Completed rights certificates must be sent together with full payment of the Subscription Price for all whole shares subscribed for through the exercise of the Right and the oversubscription privilege to the Subscription Agent by one of the methods described below. We will accept only properly completed and duly executed rights certificates actually received at any of the addresses listed below, at or prior to 5:00 p.m., New York City time, on the Expiration Date of this offering. See “Payment for Shares” below. In this prospectus, close of business means 5:00 p.m., New York City time, on the relevant date.

Rights Certificate Delivery Method	Address/Number
By Registered Mail or Overnight Courier:	Computershare Trust Company, N.A., Attn: Corporate Actions, 150 Royall St, Suite V, Canton MA 02021

By First Class Mail:	Computershare Trust Company, N.A., Attn: Corporate Actions, P.O. Box 43011, Providence RI, 02940-3011

Delivery to an address other than one of the addresses listed above may not constitute valid delivery and, accordingly, may be rejected by us.

Any questions or requests for assistance concerning the method of subscribing for shares or for additional copies of this prospectus or rights certificates may be directed to the Information Agent at its telephone number listed below:

Georgeson LLC

Toll-free: (866) 216-0462

Stockholders may also contact their broker, dealer, custodian bank or other nominee for information with respect to this offering.

Methods for Exercising Rights

Exercise of the Right

Rights are evidenced by rights certificates that, except as described below under “Foreign Stockholders,” will be mailed to Record Date stockholders or, if a Record Date stockholder’s shares are held by a depository or nominee on his, her or its behalf, to such depository or nominee. Rights may be exercised by completing and signing the Rights certificate that accompanies this prospectus and mailing it in the envelope provided, or otherwise delivering the completed and duly executed rights certificate to the Subscription Agent, together with payment in full for the shares at the estimated Subscription Price by the Expiration Date of this offering. Rights may also be exercised by your broker, dealer, custodian bank or other nominee on your behalf. A fee may be charged by your broker, dealer, custodian bank or other nominee for this service. Completed rights certificates and related payments must be received by the Subscription Agent prior to 5:00 p.m., New York City time, on or before the Expiration Date at the offices of the Subscription Agent at the address set forth above.

Exercise of the Oversubscription Privilege

Rights holders who fully exercise all Rights issued to them may participate in the oversubscription privilege by indicating on their rights certificate the number of shares of our Common Stock they are willing to acquire. If sufficient remaining shares of our Common Stock are available after the primary subscription, we will seek to honor oversubscriptions requests in full, otherwise remaining shares of our Common Stock will be allocated on a pro rata basis as described under “—Oversubscription Privilege” above.

Record Date Stockholders Whose Shares are Held by a Nominee

Record Date stockholders whose shares are held by a nominee, such as a broker, dealer, custodian bank or other nominee, must contact that nominee to exercise their Rights. In that case, the nominee will complete the rights certificate on behalf of the Record Date stockholder and arrange for proper payment by one of the methods set forth under “Payment for Shares” below.

Nominees

Nominees, such as brokers, dealers, custodian banks, other nominees or depositories for securities, who hold shares for the account of others, should notify the respective beneficial owners of the shares as soon as possible to ascertain the beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the Rights certificate and submit it to the Subscription Agent with the proper payment as described under “Payment for Shares” below.

General

All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the Subscription Price will be determined by us, which determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

We reserve the right to reject any exercise of Rights if such exercise is not in accordance with the terms of this offering or not in proper form or if the acceptance thereof or the issuance of shares of our Common Stock thereto could be deemed unlawful. We reserve the right to waive any deficiency or irregularity with respect to any Rights certificate. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of rights certificates or incur any liability for failure to give such notification.

Revocation, Withdrawal or Cancellation of Rights

You may revoke, withdraw or otherwise cancel your previously exercised Rights at any time prior to 5:00 p.m., New York City time, on the scheduled Expiration Date. In order to exercise your withdrawal right, the Subscription Agent must receive written notice by the deadline stated in the prior sentence stating:

•	the name of the holder (which must match the name on the previously submitted Rights certificate);

•	the number of previously exercised Rights being withdrawn; and

•	a statement that the holder is withdrawing its election to exercise Rights.

If you do not indicate the number of Rights being withdrawn then you will be deemed to have withdrawn all of your Rights previously exercised. Beneficial holders wishing to withdraw their exercise of Rights should contact their broker, dealer, custodian bank or other nominee by 5:00 p.m., New York City time, on the scheduled Expiration Date. Your broker, dealer, custodian bank or other nominee may establish an earlier deadline for you to provide them notice of your intent to withdraw. The nominee holder will then contact the Depository Trust Company to withdraw your exercise of Rights. Your broker, dealer, custodian bank or other nominee must notify the Depository Trust Company of your election to withdraw your exercise of Rights by 5:00 p.m., New York City time, on the scheduled Expiration Date. All subscription payments will be returned as promptly as practicable without interest or penalty.

Foreign Stockholders

Rights certificates will not be mailed to foreign stockholders. Foreign stockholders will receive written notice of this offering. The Subscription Agent will hold the Rights to which those rights certificates relate for these stockholders’ accounts until instructions are received to exercise the Rights, subject to applicable law.

Payment for Shares

A participating rights holder may send the Rights certificate together with payment for the shares acquired pursuant to the Right and any additional shares subscribed for pursuant to the oversubscription privilege to the Subscription Agent based on the Subscription Price of executed Rights certificate, must be received by the Subscription Agent at one of the Subscription Agent’s offices set forth above (see “—Information Agent and Subscription Agent”), at or prior to 5:00 p.m., New York City time, on the Expiration Date.

All payments by a participating rights holder must be in U.S. dollars by personal check or bank draft drawn on a bank or branch located in the United States and payable to Computershare Trust Company, N.A. Payment also may be made by wire transfer to Bank of America, ABA #026009593, Account #4426332060, Registered Name: CSSI AAF rights offering B, with reference “CPSL RO” and the rights holder’s name. The Subscription Agent will deposit all funds received by it prior to the final payment date into a segregated account pending pro-ration and distribution of the shares.

The method of delivery of rights certificates and payment of the Subscription Price to us will be at the election and risk of the participating rights holders, but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of personal check.

The issuance of the shares purchased is subject to collection of checks and actual payment. If a participating rights holder who subscribes for shares as part of the Right or oversubscription privilege does not make payment of any amounts due by the Expiration Date or within ten business days of the confirmation date, as applicable, the Subscription Agent reserves the right to take any or all of the following actions: (i) reallocate the shares to other participating rights holders in accordance with the oversubscription privilege; (ii) apply any payment actually received by it from the participating rights holder toward the purchase of the greatest whole number of shares which could be acquired by such participating rights holder upon exercise of the primary subscription and/or the oversubscription privilege; and/or (iii) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed for shares.

All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by us, whose determinations will be final and binding. We may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine. The Subscription Agent will not be under any duty to give notification of any defect or irregularity in connection with the submission of rights certificates or incur any liability for failure to give such notification.

Delivery of Shares

We will issue shares purchased in the offering as soon as practicable after the expiration of the offering. All shares that are purchased in the offering will be issued in uncertificated book-entry form, meaning that you will receive a direct registration account statement from our transfer agent reflecting ownership of these securities if you are a holder of record. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, DTC will credit your nominee with the securities you purchased in the offering.

Termination

We may terminate this offering at any time and for any reason prior to the completion of this offering subject to the terms of the Investment Agreement or after the termination of the Investment Agreement in accordance with its terms. If this offering is terminated, all Rights will expire without value and we will promptly arrange for the refund, without interest or penalty, of all funds received from rights holders. All monies received by the Subscription Agent in connection with this offering will be held by the Subscription Agent, on our behalf, in a segregated interest-bearing account at a negotiated rate. All such interest shall be payable to us even if we determine to terminate this offering and return your subscription payment.

No Recommendation to Stockholders

None of the Company, our board of directors, or any committee thereof, has, or will, make any recommendation to stockholders whether to exercise, sell or let lapse their Rights in the offering. You should make an independent investment decision about whether or not to exercise, sell or let lapse your Rights based on your own assessment of our business and the offering. Please see the section of this prospectus supplement and the accompanying prospectus entitled “Risk Factors” for a discussion of some of the risks involved in investing in our Common Stock.

Stockholders who exercise Rights risk investment loss on new money invested. We cannot assure you that the market price for our Common Stock will be above the Subscription Price or that anyone purchasing shares at the Subscription Price will be able to sell those shares in the future at the same price or a higher price. If you do not exercise your Rights, you will lose any value represented by your Rights, and if you do not exercise your Rights in full, your percentage ownership interest in the Company will be diluted. For more information on the risks of participating in this offering, see the section of this prospectus entitled “Risk Factors.”

Effect of This Offering on Existing Stockholders

Your ownership interest will be diluted in the offering to the extent you do not exercise your Rights. In addition, the conversion of the Series A Preferred Stock that will be sold to Conversant in the Preferred Stock Sale and Backstop Commitment, as applicable, when exercised, will be dilutive to existing stockholders. Further, existing stockholders will experience immediate dilution of their voting rights as a result of the issuance of the Series A Preferred Stock.

If this Offering is Fully Subscribed

Assuming (i) the consummation of the transactions, (ii) this offering is fully subscribed (in which case none of the Backstop Commitment would be exercised) and (iii) none of the Equity Accordion is exercised:

•

we expect that our existing stockholders will own approximately 67.99% of our Common Stock (assuming full conversion of the Series A Preferred Stock) and Conversant will own shares of Series A Preferred Stock representing approximately 32.01% of our Common Stock on an as-converted basis (or 61.98% and 38.02%, respectively, if the Equity Accordion is exercised in full).

If the Backstop Commitment is Fully Subscribed

Assuming (i) the consummation of the transactions, (ii) our stockholders do not subscribe for any shares in this offering (in which case the Backstop Commitment would be exercised in full) and (iii) none of the Equity Accordion is exercised:

•

we expect that our existing stockholders will own approximately 41.21% of our Common Stock (assuming full conversion of the Series A Preferred Stock) and Conversant will own shares of Series A Preferred Stock representing approximately 58.79% of our Common Stock on an as-converted basis (or 36.88% and 63.12%, respectively, if the Equity Accordion is exercised in full).

The actual number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock will be subject to customary anti-dilution adjustments and may increase as a result of increases in the liquidation preference of the Series A Preferred Stock in the event the board does not declare a dividend on the Series A Preferred Stock in respect of any quarterly payment date, in each case as provided in the Certificate of Designations.

Stockholders who do not fully exercise their Rights should expect that they will, at the completion of this offering, own a smaller proportional interest in us than would otherwise be the case had they fully exercised their Rights.

Shares of Our Common Stock Outstanding After this Offering

As of September 10, 2021, 2,190,599 shares of our Common Stock were issued and outstanding.

Assuming (i) the consummation of the transactions, (ii) this offering is fully subscribed (in which case none of the Backstop Commitment would be exercised) and (iii) none of the Equity Accordion is exercised: we expect that there will be 6,443,698 shares of Common Stock issued and outstanding (assuming full conversion of the Series A Preferred Stock).

Assuming (i) the consummation of the transactions, (ii) our stockholders do not subscribe for any shares in this offering (in which case the Backstop Commitment would be exercised in full) and (iii) none of the Equity Accordion is exercised: we expect that there will be 5,315,599 shares of Common Stock issued and outstanding (assuming full conversion of the Series A Preferred Stock).

The actual number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock will be subject to customary anti-dilution adjustments and may increase as a result of increases in the liquidation preference of the Series A Preferred Stock in the event the board does not declare a dividend on the Series A Preferred Stock in respect of any quarterly payment date, in each case as provided in the Certificate of Designations.

Material U.S. Federal Income Tax Treatment of Rights Distribution and Exercise

We believe and intend to take the position that the distribution of the Rights should be a non-taxable stock dividend under Section 305(a) of the Code. A holder should also not recognize gain or loss for U.S. federal income tax purposes in connection with the exercise of the Rights in this offering. You should seek specific tax advice from your tax advisor in light of your particular circumstances and as to the applicability and effect of any other tax laws. See “Material U.S. Federal Income Tax Consequences.”

Other Matters

We are not making this offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our Common Stock from rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the Rights. We may delay the commencement of this offering in those states or other jurisdictions, or change the terms of this offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your Rights in order to comply with state securities laws. We may decline to make modifications to the terms of this offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Rights, you will not be eligible to participate in this offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in this offering.

DESCRIPTION OF THE TRANSACTION DOCUMENTS

The following is a summary of certain material terms of (i) the Investment Agreement, (ii) the Promissory Note, (iii) the Investor Rights Agreement, and (iv) the Registration Rights Agreement. While we believe this summary covers the material terms of these agreements, it may not contain all of the information that is important to you, and is qualified in its entirety by the full text of the Investment Agreement, the Promissory Note, the Investor Rights Agreement and the Registration Rights Agreement, which were included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on July 22, 2021, and incorporated by reference herein. For more information about accessing the Current Reports on Form 8-K and the other information we file with the SEC, please see “Where You Can Find Additional Information” below.

Investment Agreement

Pursuant to the Investment Agreement, (i) the Company agreed to initiate this offering and distribute to the holders of our Common Stock as of the Record Date for this offering the right to purchase, at $32.00 per share, one new share of Common Stock for each share of Common Stock they own as of the Record Date, and (ii) Conversant agreed to purchase from the Company (A) 82,500 shares of Series A Preferred Stock at $1,000.00 per share, (B) up to 42,500 additional shares of Series A Preferred Stock at $1,000.00 per share pursuant to the Backstop Commitment, and (C) from time to time following the closing of the transactions contemplated by the Investment Agreement, up to 25,000 additional shares of Series A Preferred Stock at $1,000.00 per share pursuant to the Equity Accordion.

The closing of the Preferred Stock Sale and the Backstop Commitment under the Investment Agreement will occur simultaneously with the closing of this offering on the later of (i) the fifth business day following the last day of this offering and (ii) the date that all of the conditions to the closing set forth in the Investment Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions).

Representations and Warranties

The Investment Agreement contains representations and warranties by the Company relating to, among other things, organization and standing; the Series A Preferred Stock; authorization, execution and delivery and enforceability; capitalization; subsidiaries; no conflicts; consents and approvals; Company reports and financial statements; the Company’s Preliminary Proxy Statement on Schedule 14A filed with the SEC on August 16, 2021; undisclosed liabilities; brokers and finders; the Preferred Stock Sale; NYSE; no litigation; permits and licenses; absence of changes; compliance with laws; illegal payments and FCPA violations; employees; employee benefit plans; labor relations; indebtedness; anti-takeover provisions; environmental matters; intellectual property; data privacy and information security; healthcare regulatory matters; title; economic sanctions; provider relief funds; and taxes.

The Investment Agreement also contains representations and warranties by Conversant relating to, among other things, organization and standing, authority; no conflicts; consents and approvals; financial capability; brokers and finders; purchase for investment; no registration; ownership of Common Stock; and investor information.

Certain representations and warranties of the Company and Conversant are qualified in whole or in part by a “materiality” or “material adverse effect” standard for purposes of determining whether a breach of such representations and warranties has occurred and by information in the disclosure letter delivered in connection with entering into the Investment Agreement, which contains information that modifies, qualifies and creates exceptions to the applicable representations and warranties set forth in the Investment Agreement. Moreover, certain representations and warranties in the Investment Agreement were used for the purpose of allocating risk among the parties, rather than establishing matters as facts. Accordingly, stockholders should not rely on the representations and warranties in the Investment Agreement as characterizations of the actual state of facts about the parties.

Closing Conditions

The obligation of each party to consummate the transactions thereunder are conditioned on, among other things, (i) the absence of any temporary restraining order, injunction, judgment, order or law retraining, enjoining, making illegal or otherwise prohibiting the transactions under the Investment Agreement; (ii) the receipt of certain third-party consents; (iii) the approval by the Company’s stockholders of the Charter Amendment and the effectiveness of the Charter Amendment; (iv) the closing of this offering prior to or contemporaneously with the Backstop Commitment and the Preferred Stock Sale; and (v) the approval of the shares of Common Stock issued in this offering and any shares of Common Stock issuable upon conversion of the Series A Preferred Stock for listing on NYSE, subject to official notice of issuance.

The obligation of Conversant to consummate the transactions under the Investment Agreement is additionally conditioned on, among other things, (i) the representations and warranties of the Company being true and correct to the standards applicable to such representations and warranties set forth in the Investment Agreement; (ii) since the effective date of the Investment Agreement, there having not occurred any Material Adverse Effect (as defined in the Investment Agreement); (iii) the Company having performed and complied with all obligations and conditions in (A) the Investment Agreement required to be performed or complied with by it on or prior to the closing date and (B) that certain $17.295 million secured promissory note being entered into by the Company, Conversant and Conversant Opportunity Master Fund LP as lender (the “Promissory Note”) simultaneously with the Investment Agreement; (iv) the Company having delivered to Conversant a copy of the Certificate of Designations that has been filed with the Secretary of State of the State of Delaware; (v) the Company having delivered to Conversant the Investor Rights Agreement and Registration Rights Agreement, each executed by the Company; (vi) the Company having delivered to Conversant a customary legal opinion from the Company’s legal counsel with respect to certain organizational and other matters; and (vii) substantially contemporaneously with the closing, the Company having reimbursed the costs and expenses of Conversant to the extent required under the Investment Agreement.

The transactions contemplated by the Investment Agreement are subject to customary closing conditions, including, among other things, (i) the absence of any temporary restraining order, injunction, judgment, order or law retraining, enjoining, making illegal or otherwise prohibiting the transactions under the Investment Agreement; (ii) the receipt of certain third-party consents; (iii) the approval by the Company’s stockholders of the Preferred Stock Sale and the Charter Amendment and the effectiveness of the Charter Amendment; (iv) the closing of this offering prior to or contemporaneously with the Backstop Commitment and Preferred Stock Sale; and (v) the approval of the shares of Common Stock issued in the offering and any shares of Common Stock issuable upon conversion of the Series A Preferred Stock for listing on NYSE, subject to official notice of issuance. As a result, we cannot guarantee that the transactions contemplated by the Investment Agreement will be consummated. Failure to consummate the transactions contemplated by the Investment Agreement could have adverse effects on our business and results of operations.

Termination

The Investment Agreement may be terminated at any time (i) by mutual written consent of the Company and Conversant, (ii) by either the Company or Conversant if (A) the closing does not occur on or before December 31, 2021 (the “Outside Date”), (B) if the Preferred Stock Sale and Charter Amendment are not approved by the stockholders at the Special Meeting (or any adjournment or postponement thereof), (C) any governmental entity issues any final and unappealable injunction or ruling prohibiting the consummation of the transactions under the Investment Agreement and the ancillary documents related thereto (including the Investor Rights Agreement and the Registration Rights Agreement) or (D) the other party breaches any representation, warranty, covenant or agreement of such party set forth in the Investment Agreement if such breach or misrepresentation is not capable of being cured by the Outside Date and if such breach or misrepresentation would cause the conditions to the performance of the terminating party not to be satisfied, provided that the terminating party is not then in breach of the Investment Agreement so as to cause the conditions to the performance of the other party not to be satisfied as of the closing date.

Equity Accordion

On or after the closing date under the Investment Agreement, the Company may from time to time request additional investments from Conversant in shares of Series A Preferred Stock for future investment in accretive capital expenditures and acquisitions post-closing up to an aggregate amount equal to $25 million. The Investment Agreement provides that the Company may only use amounts drawn under the Equity Accordion for certain matters as agreed between the parties. Conversant’s obligation to fund the Equity Accordion is conditioned on there being (i) no continuing material adverse effect in respect of the Company and (ii) no default of the Company or any of its subsidiaries in respect of indebtedness in an aggregate amount of $25 million or more.

Other Covenants and Agreements

The Investment Agreement provides the Company the ability to seek specific performance to prevent breaches or threatened breaches by Conversant, including the ability to cause the Preferred Stock Sale to be consummated if all of the conditions to Conversant’s obligations to effect the transactions contemplated by the Investment Agreement have been satisfied or waived.

Until the earlier of (i) the termination of the Investment Agreement and (ii) the closing, the Company has agreed to not: (A) enter into any written or oral agreement or understanding with any person or entity (other than Conversant) regarding any equity financing of the Company or its subsidiaries or any sale of all or substantially all of the Company or any of its subsidiaries or any material portion of their consolidated assets; (B) enter into or continue any negotiations or discussion with any person or entity (other than Conversant) regarding the possibility of such a transaction; or (C) except as otherwise required by law or a governmental entity, provide any nonpublic information regarding the Company to any person or entity (other than Conversant, its affiliates and its representatives).

During the period between the date of the Investment Agreement and the closing date, subject to certain exceptions, the Company has agreed to operate in the ordinary course of business in all material respects and to not engage in certain kinds of material transactions without the prior written consent of Conversant, including restrictions related to making dividends and distributions; repurchasing of capital stock; issuing capital stock; amending the Company’s amended and restated certificate of incorporation or amended and restated bylaws; disposing of material assets; making loans; taking an action that would result in an adjustment of the conversion price of the Series A Preferred Stock (assuming for such purposes that such Series A Preferred Stock were issued on the date of the Investment Agreement); incurring any indebtedness; making capital expenditures in excess of $1,000,000.00; making certain acquisitions; and taking any action in breach of the Promissory Note.

At the closing, the Company will reimburse Conversant for all reasonable out-of-pocket fees and expenses incurred by it on or after the date of the Investment Agreement in connection with the consummation of the transactions contemplated thereby and in accordance with the Promissory Note, subject to certain exceptions, up to an aggregate amount of $800,000.00.

Promissory Note

Simultaneously with the entry into the Investment Agreement, the Company, Conversant and Conversant Opportunity Master Fund LP (together with Conversant, the “Payee”) entered into an approximately $17.295 million secured promissory note (the “Promissory Note”) to provide interim debt financing to the Company in order for the Company to meet its working capital needs.

The Promissory Note bears interest at a rate of 15.0% per annum, provided that $2.295 million of the Promissory Note which is applied to the payment of fees and expenses in connection with the Promissory Note and the Transactions will bear interest at a rate of 0% until the Outside Date and 15% from and after the Outside Date.

Interest payments may be made, at the option of the Company, in cash or in kind (“PIK Interest”). The interest rate on the Promissory Note will increase by an additional 3% if an Event of Default (as defined in the Promissory Note) occurs. If an Event of Default occurs, the Payee may, at its option, declare the entire unpaid principal sum (including PIK Interest), and accrued interest immediately due and payable in full.

In addition, the Promissory Note provides for a payment premium that may be payable on the loans thereunder (other than the $2.295 million earmarked for the payment of fees and expenses) in an amount of up to either (i) 5% of the initial principal amount of the loans, if the loans are repaid on the closing date under the Investment Agreement or (ii) 20% of the initial principal amount of the loans, if the loans are not repaid on the closing date under the Investment Agreement. The proceeds of the Promissory Note will be used in accordance with an approved budget as agreed between the Company and the Payee. The Promissory Note is secured by certain assets of the Company as described therein.

The Promissory Note will mature upon the earlier of (a) the closing date under the Investment Agreement or (b) July 22, 2022.

Investor Rights Agreement

Pursuant to the Investment Agreement, the Company and Conversant agreed to enter into the Investor Rights Agreement on the closing date to provide for certain Rights and responsibilities of the parties in connection with Conversant’s investment and the governance of the Company.

Board Composition

For so long as Conversant and the investors listed on Schedule A to the Investor Rights Agreement (collectively, the “Conversant Investors”), together with their respective affiliates and permitted transferees beneficially own at least 15% of the outstanding shares of Common Stock of the Company on an as-converted basis, Conversant Dallas Parkway (A) LP (“Investor A”) will have the right to designate for inclusion in the Company’s slate of individuals nominated for election to its Board a number of directors to be determined based on the as-converted beneficial ownership percentage of Conversant and its affiliates at the Closing compared to the overall size of the board (the “Investor Board Representatives”), rounded to the nearest whole number, equal to (i) the quotient of (a) the total number of outstanding shares of Common Stock of the Company on an as-converted basis beneficially owned by the Conversant Investors together with their affiliates and permitted transferees divided by (b) the total number of outstanding shares of Common Stock of the Company on an as-converted basis, multiplied by (ii) the total number of directors then on the Board.

Promptly following the closing date under the Investment Agreement, and in any event within five business days following the closing date under the Investment Agreement, the Company will be required to cause the initial Investor Board Representatives to be elected or appointed to the Board. Additionally, for so long as Conversant, together with its affiliates and permitted transferees, beneficially owns at least 20% of the outstanding shares of Common Stock on an as converted basis, Investor A will be entitled to designate the chairperson of the Board. The Investor Board Representative(s) will receive the same director compensation as each other non-executive director of the Board.

For so long as Investor A has the right to nominate an Investor Board Representative to the Board, (i) members of the Board other than the Investor Board Representative(s) will have the exclusive right to nominate persons on behalf of the Board for election at annual stockholders meetings for, or to fill vacancies in, all director positions, other than the Investor Board Representative(s), and (ii) any transaction, agreement, contract or other arrangement (including, without limitation, any mandatory conversion or redemption of the Series A Preferred Stock pursuant to the Certificate of Designations) by and among the Company or any of its subsidiaries, on the one hand, and any of Conversant or its affiliates, on the other hand, will require solely the approval of a majority of the independent and disinterested directors.

Transfer Restrictions and Standstill

The Investor Rights Agreement contains prohibitions on the ability of the Conversant Investors to transfer any shares of Series A Preferred Stock (or shares of Common Stock issued upon conversion thereof) during the period commencing on the closing date and continuing until the date that is the second anniversary of the closing date, other than certain permitted transfers including (i) to the Conversant Investors’ affiliates, provided they execute a joinder to the Investor Rights Agreement with respect to such transfer restrictions, (ii) to the Conversant Investors’ investors and their subsequent investors as a distribution in-kind, provided they execute a joinder to the Investor Rights Agreement with respect to such transfer restrictions, (iii) in connection with a sale of the Company approved by the Board or in connection with a tender offer into which a majority of the unaffiliated stockholders of the Company have tendered their respective shares of Common Stock, (iv) to the Company or (v) following a voluntary filing by the Company of a petition for relief under the United States Bankruptcy Code. Prior to the third anniversary of the date of the Investor Rights Agreement, the Conversant Investors will be prohibited from transferring any shares of Series A Preferred Stock (or shares of Common Stock issued upon conversion thereof) to certain designated competitors of the Company.

The Investor Rights Agreement requires the Conversant Investors and their respective affiliates to abide by certain standstill provisions for a period of two years from the date of the Investor Rights Agreement, which restrict such parties from, among other things and subject to certain exceptions, acquiring any securities of the Company or taking any actions to change the composition of the Board (other than in respect of the Investor Board Representatives).

Consent Rights for Certain Material Matters

For so long as the Conversant Investors, together with their affiliates and permitted transferees, continue to beneficially own at least 15% of the outstanding shares of Common Stock on an as-converted basis, the Company will be required to obtain Investor A’s prior written consent for any of the following actions (with such consent not to be unreasonably withheld, conditioned or delayed): (i) materially changing the principal business of the Company or entering into new lines of business or exiting the Company’s current line of business; (ii) agreeing to or consummating acquisitions involving the payment of money or assets in an amount exceeding $10 million; (iii) issuing equity securities representing 20% or more of the value of the outstanding shares of Common Stock of the Company, on an as converted basis, as of the date of the Investment Agreement, or 20% or more of the number of outstanding shares of Common Stock, on an as converted basis, as of the date of the Investment Agreement, in each case after taking into account the issuance of the Series A Preferred Stock and the closing of the offering; (iv) selling or otherwise transferring equity securities of any subsidiary of the Company to a person other than the Company or a wholly owned subsidiary; agreeing to or consummating a change of control; (v) consummating any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or filing a petition under bankruptcy or insolvency law; (vi) purchasing or redeeming or making any distribution or declaring any dividend on equity securities of the Company or any of its subsidiaries ranking junior to the Series A Preferred Stock other than (A) redemptions of or dividends or distributions on the Series A Preferred Stock or in which the Series A Preferred Stock participates pursuant to the Certificate of Designations, (B) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (C) repurchases or redemptions if at such time any accrued dividends on the Series A Preferred Stock have been paid in full in cash; (vii) other than refinancings of existing indebtedness on substantially the same commercial economic terms, for any given calendar year, incurring indebtedness such that the aggregate amount of indebtedness of the Company and its subsidiaries immediately after such incurrence is in excess of 105% of the aggregate amount of indebtedness of the Company and its subsidiaries in the prior calendar year as of December 31; and (viii) authorizing or issuing any Parity Stock (as defined below), additional shares of Series A Preferred Stock or Senior Stock (as defined below).

Preemptive Rights

So long as the Conversant Investors together with their respective affiliates and permitted transferees hold at least 14.9% of the outstanding shares of Common Stock on an as-converted basis, each Conversant Investor will have certain pre-emptive Rights with respect to any issuance of any equity securities that are issued after the effective date of the Investor Rights Agreement, subject to certain exceptions, including for (i) issuances of Common Stock or options or Rights to purchase Common Stock pursuant to present or future benefit plans or employee agreements or arrangements or programs, (ii) issuances of securities pursuant to any acquisition by the Company whereby the Company’s securities comprise, in whole or in part, the consideration paid by the Company in such transaction and which transaction has been approved by the Board, (iii) issuances of shares of Common Stock upon conversion or exercise of any of preferred stock, option or derivative instrument outstanding as of the closing date under the Investment Agreement or issued in accordance with the Investor Rights Agreement, (iv) by reason of a dividend, stock split or other distribution of Common Stock, (v) issuances of any shares of Series A Preferred Stock pursuant to the terms of the Investment Agreement or (vi) issuances of any equity securities with respect to which Conversant waives in writing the pre-emptive Rights of all of the Conversant Investors.

Registration Rights Agreement

Pursuant to the Investment Agreement, the Company and Conversant also agreed to enter into the Registration Rights Agreement on the closing date under the Investment Agreement. Pursuant to the Registration Rights Agreement, among other things, and on the terms and subject to certain limitations set forth therein, the Company will be obligated to prepare and file, no later than 90 days prior to the second anniversary of the closing date under the Investment Agreement, a shelf registration statement registering the shares of Common Stock issued or issuable in respect of any shares of Series A Preferred Stock issued to Conversant pursuant to the Investment Agreement (whether or not such shares of Series A Preferred Stock or Common Stock are subsequently transferred to any affiliates of Conversant) (the “Registrable Securities”), and the Company will be required to use its reasonable best efforts to keep such registration statement effective at all times until such date as Conversant or any permitted transferees thereof collectively beneficially own less than 15% of the outstanding shares of Common Stock on an as-converted basis. In addition, pursuant to the terms of the Registration Rights Agreement, following the second anniversary of the closing date under the Investment Agreement and subject to certain other requirements and customary conditions, Conversant will be permitted to make one demand that the Company file a registration statement on Form S-3, or if not available, on Form S-1 to register the Registrable Securities and within any 12 month period, one demand that the Company consummate a “takedown” off of a shelf registration statement. The Registration Rights Agreement will also provide Conversant and its affiliates with certain “piggy-back” registration Rights. The Company will be required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commissions on the sale of Registrable Securities.

DESCRIPTION OF SECURITIES

The following is a description of the material terms of our amended and restated certificate of incorporation, amended and restated bylaws and the preferences, limitations, voting powers and relative rights of the Series A Preferred Stock as contained in the Certificate of Designations. The following description may not contain all of the information that is important to you. To understand them fully, you should read our amended and restated certificate of incorporation and amended, restated bylaws, and the Certificate of Designations, copies of which are incorporated by reference into this prospectus supplement.

We are currently authorized to issue 4,333,334 shares of Common Stock, par value $0.01 per share and 15,000,000 shares of preferred stock, par value $0.01 per share. The consummation of this offering is conditioned upon obtaining the requisite stockholder approval to amend our amended and restated certificate of incorporation to increase the number of authorized shares of Common Stock from 4,333,334 shares to 15,000,000 shares and the consummation of the transactions contemplated by the Investment Agreement. If the Charter Amendment is approved by our stockholders, we will have authorized 15,000,000 shares of Common Stock and authorized 15,000,000 shares of preferred stock. We will be holding a Special Meeting of Stockholders to vote on the Charter Amendment, the Preferred Stock Sale and certain other matters on October 12, 2021 at 10:00 a.m. Central Time. For more information regarding the Special Meeting, please refer to our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 31, 2021 and is incorporated by reference herein

Common Stock

Voting Rights

The holders of our Common Stock are entitled to one vote per share on all matters to be voted on by stockholders generally, including the election of directors. There are no cumulative voting rights, meaning that the holders of a majority of the shares voting for the election of directors can elect all of the directors standing for election.

Dividend Rights

The holders of our Common Stock are entitled to receive dividends (payable in cash, stock or otherwise), subject to any rights and preferences of any outstanding preferred stock, but only when and as declared by our board of directors out of the assets legally available for dividend payments.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of our Company, after there is paid to or set aside for the holders of any class of stock having preference over our Common Stock the full amount to which such holders are entitled, then the holders of the Common Stock, shall be entitled, after payment or provision for payment of all debts and liabilities of our Company, to receive the remaining assets of our Company available for distribution.

Other Matters

Our Common Stock carries no preemptive or other subscription rights to purchase shares of our stock and is not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

Our Common Stock is listed on the New York Stock Exchange and trades under the ticker symbol “CSU.” Our transfer agent and registrar is Computershare Trust Company, N.A. The telephone number for Computershare Trust Company, N.A. is (866) 267-2831.

The rights, powers, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock.

Preferred Stock

Subject to the provisions of our certificate of incorporation and limitations prescribed by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, we may issue our preferred stock in one or more series from time to time upon such terms and for such consideration as may be determined by our board of directors.

Series A Convertible Preferred Stock

Pursuant to the Investment Agreement, at the closing of the transactions we will issue shares of our Series A Preferred Stock to Conversant pursuant to the Preferred Stock Sale and, if applicable, the Backstop Commitment. Below is a summary of the terms of the Series A Preferred Stock.

Ranking

With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Company, the Series A Preferred Stock will rank (i) senior to Common Stock and all other classes and series of capital stock of the Company now existing or authorized in the future that do not expressly rank on a parity basis with or senior to the Series A Preferred Stock (“Junior Stock”), (ii) on a parity basis with each other class or series of capital stock of the Company now existing or authorized, classified or reclassified in the future, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Stock as to dividends or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (“Parity Stock”) and (iii) junior to each other class or series of capital stock of the Company hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to dividends or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (“Senior Stock”) and to all existing and future indebtedness and other non-equity claims on the Company.

Dividend Rights

Shares of the Series A Preferred Stock will be entitled to participate on an as-converted basis in Common Stock dividends (“Participating Dividends”).

In addition, each holder of the Series A Preferred Stock will be entitled to receive, when, as and if authorized and declared by the board, dividends accruing daily on the basis of twelve 30-day months and a 360-day year, at a per annum rate of the liquidation preference per share which will be either paid in cash or paid in kind as an increase to the liquidation preference of the Series A Preferred Stock (“Preferred Dividends”). Such rate will be determined prior to closing based on the participation in this offering as follows: (i) 15.00% if participation in this offering is less than $22.5 million, (ii) 13.00% if participation in this offering is equal to or greater than $22.5 million but less than $45.0 million or (iii) 11.00% if participation in this offering is equal to or greater than $45.0 million. The Preferred Dividends will be cumulative, whether or not declared, will compound quarterly and will be paid quarterly in arrears on the last day of March, June, September and December in each year, commencing on the first such date following the date of issuance.

So long as any shares of Series A Preferred Stock remain outstanding, unless full dividends on all outstanding shares of Series A Preferred Stock have been declared and paid in cash, the Company will be prohibited from declaring any dividends on, or making any distributions relating to, Junior Stock or Parity Stock, subject to certain exceptions.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders will be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any Senior Stock or Parity Stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series A Preferred Stock equal to the greater of (i) the liquidation preference and (ii) the amount such holders would have received had such holders, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, converted such shares of Series A Preferred Stock into Common Stock.

The “liquidation preference” with respect to any share of Series A Preferred Stock will be $1,000.00 per share, plus the sum of any Preferred Dividends paid in the form of an increase in the liquidation preference of such share, plus the sum of all accrued and unpaid Preferred Dividends and Participating Dividends.

Voting Rights

Holders of the Series A Preferred Stock will be entitled to vote with the holders of the Common Stock on all matters submitted to a vote of stockholders of the Company, except as otherwise provided in the Certificate of Designations or as required by applicable law, voting together with the holders of Common Stock as a single class. Each holder will be entitled to a number of votes in respect of the shares of Series A Preferred Stock owned of record by it equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted as of the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited. For so long as any share of Series A Preferred Stock remains issued and outstanding, the holders shall be entitled to vote as a single class on any amendment to the Certificate of Designations that relates solely to the terms of the Series A Preferred Stock and holders of shares of Common Stock or shares of preferred stock, other than Series A Preferred Stock, shall not be entitled to vote thereon.

For so long as any shares of the Series A Preferred Stock are outstanding, the prior affirmative vote of at least a majority of the then-issued and outstanding shares of Series A Preferred Stock, voting as a separate class, will be required to (i) amend the Company’s amended and restated certificate of incorporation or amended and restated bylaws in a manner adverse to the Series A Preferred Stock, (ii) amend the Certificate of Designations, (iii) authorize or increase the number of authorized shares of Parity Stock or Senior Stock, and (iv) solely for so long as Investor A has the consent rights described in “Questions and Answers Relating to the offering” above, to incur indebtedness if the aggregate amount of indebtedness of the Company and its subsidiaries immediately after such incurrence is in excess of 105% of the aggregate amount of indebtedness of the Company and its subsidiaries in the prior calendar year as of December 31.

Redemption Rights

If a Change of Control (as defined in the Certificate of Designations) occurs, then each holder will have the right to require the Company to repurchase in whole or in part such holder’s Series A Preferred Stock for a cash purchase price equal to the Change of Control Price (as defined below).

Further, if a Change of Control occurs in which the Change of Control Price in respect of a share of Series A Preferred Stock exceeds an amount equal to 150% of the liquidation preference in respect of such share of Series A Preferred Stock, the Company will have the right, at its sole option, to redeem all, but not less than all, of the outstanding shares of Series A Preferred Stock at an amount in cash equal to the greater of (A) 100% of the liquidation preference for such share and (B) the fair market value of the property such holder would have received in respect of the number of shares of Common Stock that would have been issuable upon conversion of such share of Series A Preferred Stock in connection with the Change of Control (the “Change of Control Price”).

The Series A Preferred Stock will also be redeemable, in whole or in part, at the option of the Company at any time (i) on or after the fifth anniversary (and before the seventh anniversary) of the closing date, at a cash redemption price per share of Series A Preferred Stock equal to the greater of (A) 100% of the liquidation preference as of the to the date fixed for redemption thereof and (B) an amount equal to (1) the number of shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock as of the redemption date multiplied by (2) the VWAP (as defined in the Certificate of Designations) of the Common Stock for the 30 trading days immediately preceding (and not including) the date on which notice of such redemption is given and (ii) on or after the seventh anniversary of the closing, at a redemption price per share equal to 100% of the liquidation preference as of the redemption date. In case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed will be selected pro rata among holders. The Company will only be permitted to redeem the Series A Preferred Stock in part if (i) the aggregate cash redemption price is at least $5 million and (ii) immediately following such partial redemption, (a) Conversant and its affiliates beneficially own at least 17% of the outstanding shares of Common Stock on an as-converted basis, or (b) no shares of Series A Preferred Stock will remain outstanding.

Conversion

Each holder will have the right to convert each share of such holder’s Series A Preferred Stock at any time into (i) the number of shares of Common Stock equal to the quotient of (a) the liquidation preference divided by (b) the Conversion Price (as defined below) as of the applicable conversion date plus (ii) cash in lieu of fractional shares.

The Company will have the right, exercisable at its option, to designate any business day on or after the third anniversary of the closing as a conversion date for the conversion of all, but not less than all, of the outstanding shares of Series A Preferred Stock, but only if the VWAP per share of Common Stock exceeds 150% of the Conversion Price for the 30 consecutive trading days immediately preceding the date of the Company gives notice of such election to convert shares of Series A Preferred Stock (a “Mandatory Conversion”). In the case of a Mandatory Conversion, each share of Series A Preferred Stock then outstanding that is to be converted pursuant to such Mandatory Conversion will be converted into (i) the number of shares of Common Stock equal to the quotient of (a) the liquidation preference divided by (b) the Conversion Price as of the applicable conversion date and (ii) cash in lieu of fractional shares.

The “Conversion Price” will initially be $40.00 per share of Common Stock; provided that the Conversion Price will be subject to customary anti-dilution adjustments.

Anti-Dilution

The conversion rate of the Series A Preferred Stock will be subject to customary anti-dilution adjustments as provided in the Certificate of Designations. If any such event occurs, the number of shares of Common Stock issuable upon conversion may be higher than the initial number of shares designated under the Certificate of Designations.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws and the Delaware General Corporation Laws

Our Certificate of Incorporation and Bylaws and the Delaware General Corporation Laws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are designed to, among other things, discourage coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to first negotiate with our board of directors in hopes of improving the terms of any such takeover bids.

Authorized but Unissued Capital Stock

We have 4,333,334 authorized shares of Common Stock and 15,000,000 authorized shares of preferred stock. If the Charter Amendment is approved by our stockholders, we will have authorized 15,000,000 shares of Common

Stock and authorized 15,000,000 shares of preferred stock. Due to our authorized but unissued Common Stock and preferred stock, our board of directors may be able to discourage or make any attempt to obtain control of us more difficult.

Stockholder Action by Written Consent; Special Meetings of Stockholders

Our Certificate of Incorporation and Bylaws provide that any action required or permitted to be taken by our stockholders must be taken at an annual or special meeting of stockholders, and may not be taken by the written consent of our stockholders, unless such consent is unanimous. In addition, our Certificate of Incorporation and Bylaws provide that special meetings of stockholders may, subject to the rights of holders of any series of preferred stock and unless otherwise prescribed by statute, be called only by our board of directors, the Chairman of our board or stockholders possessing at least 25% of the voting power of our issued and outstanding voting stock.

Amendment of our Bylaws

Our Certificate of Incorporation and Bylaws grant our board of directors the power to adopt, amend and repeal our Bylaws upon the affirmative vote of at least a majority of the whole board. Our stockholders may also adopt, amend or repeal our Bylaws by the affirmative vote of the holders of at least two-thirds of the voting power of our issued and outstanding voting stock.

Classified Board; Election and Removal of Directors

Our directors are divided into three classes serving staggered three-year terms, with only one class being elected each year by our stockholders. At each annual meeting of stockholders, directors are elected to succeed the class of directors whose terms have expired. Directors may be removed only for cause and by the affirmative vote of a majority of our securities then entitled to vote at an election of directors.

A vacancy on our board of directors may be filled by the affirmative vote of a majority of the directors in office. Any director appointed to fill a vacancy serves for the remainder of the term of the class of directors in which the vacancy occurred. The number of directors on the board generally will be fixed exclusively by, and may be increased or decreased exclusively by, our board of directors but in no event will be less than three nor more than nine.

Advance Notice Procedures for Director Nominations and Stockholder Proposals

Our Certificate of Incorporation provides the manner in which stockholders may give notice of business to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors.

Delaware Anti-Takeover Law

We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. Section 203 prevents an “interested stockholder,” which is defined generally as a person who, together with his or her affiliates and associates, owns 15% or more of a corporation’s outstanding voting stock, from engaging in a broad range of “business combinations” with the corporation for three years after becoming an interested stockholder unless:

•	the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock, which is not owned by the interested stockholder.

The above description of Section 203 of the Delaware General Corporation Law is intended as a summary only and is qualified in its entirety by reference to Section 203 of the Delaware General Corporation Law.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences of the receipt of Rights in this offering and of the exercise, sale or other disposition and expiration of those Rights to U.S. holders (as defined below) of our Common Stock that hold such stock as a capital asset for U.S. federal income tax purposes. This discussion is based upon existing U.S. federal income tax law, which is subject to differing interpretations or change (possibly with retroactive effect). This discussion applies only to U.S. holders and does not address all aspects of U.S. federal income taxation that may be important to particular holders in light of their individual investment circumstances or to holders who may be subject to special tax rules, including, without limitation, holders of preferred stock, partnerships (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes), holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, non-U.S. holders, banks, financial institutions, broker-dealers, holders who hold Common Stock as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction, or who acquired Common Stock pursuant to the exercise of compensatory stock options or otherwise as compensation, all of whom may be subject to tax rules that differ significantly from those summarized below.

We have not sought, and will not seek, a ruling from the IRS regarding the U.S. federal income tax consequences of this offering or the related share issuance. The following discussion does not address the tax consequences of this offering or the related share issuance under U.S. federal tax laws other than U.S. federal income tax laws, such as estate and gift tax laws, and any foreign, state, or local tax laws. Accordingly, each U.S. holder of our Common Stock is urged to consult its tax advisor with respect to the particular tax consequences of this offering or the related share issuance to such U.S. holder.

For purposes of this description, a “U.S. holder” is a holder that is for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a corporation or other entity taxable as a corporation that is organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (or the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a U.S. trust).

The following discussion of certain material U.S. federal income tax considerations of the receipt of Rights in this offering and of the exercise, sale or other disposition and expiration of those Rights is for general information only and is not tax advice. Accordingly, each investor should consult its tax advisor as to particular tax consequences to it of the receipt of Rights in this offering and of the exercise, sale or other disposition and expiration of those Rights, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

Receipt of the Rights

Although the authorities governing transactions such as this offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of the Rights should be a non-taxable stock dividend under Section 305(a) of the Code. This position is not binding on the IRS, or the courts, however. If this position is finally determined to be incorrect and the offering is treated as a taxable stock dividend, the fair market value of the Rights would be taxable to U.S. holders of our Common Stock as a dividend to the extent of our current and accumulated earnings and profits with any excess being treated as a return of basis to the extent thereof and then as capital gain.

The distribution of the Rights would be taxable as described above under Section 305(b) of the Code if it were treated as a distribution or part of a series of distributions, including deemed distributions, that have the effect of the receipt of cash or other property by some of our stockholders and an increase in the proportionate interest of other of our stockholders in our assets or earnings and profits. Distributions having this effect are referred to as disproportionate distributions.

The remaining description assumes that U.S. holders of our Common Stock will not be subject to U.S. federal income tax on the receipt of a right.

Tax Basis and Holding Period of the Rights

If the aggregate fair market value of the Rights at the time they are distributed is less than 15% of the aggregate fair market value of our Common Stock at such time, the basis of the Rights issued to you should be zero unless you elect to allocate a portion of your basis of previously owned Common Stock to the Rights issued to you in this offering. However, if the aggregate fair market value of the Rights at the time they are distributed is 15% or more of the aggregate fair market value of our Common Stock at such time, or if you elect to allocate a portion of your basis of previously owned Common Stock to the Rights issued to you in this offering, then your basis in previously owned Common Stock should be allocated between such Common Stock and the Rights based upon the relative fair market value of such Common Stock and the Rights as of the date of the distribution of the Rights. Thus, if such an allocation is made and the Rights are later exercised, the basis in the Common Stock you originally owned should be reduced by an amount equal to the basis allocated to the Rights. This election is irrevocable if made and would apply to all of the Rights received pursuant to this offering. The election must be made in a statement attached to your federal income tax return for the taxable year in which the Rights are distributed.

The holding period for the Rights received in this offering should include the holding period for the Common Stock with respect to which the Rights were received.

Sale or Other Disposition of the Rights

If a U.S. holder sells or otherwise disposes of the Rights received in this offering prior to the Expiration Date, the U.S. holder should recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received and the U.S. holder’s tax basis, if any, in the Rights sold or otherwise disposed of. Any capital gain or loss should be long-term capital gain or loss if the holding period for the Rights, determined as described in “—Tax Basis and Holding Period of the Rights” above, exceeds one year at the time of disposition.

Expiration of the Rights

If the Rights expire without exercise while you continue to hold the shares of our Common Stock with respect to which the Rights are received, you should recognize no loss and you should re- allocate any portion of the tax basis in your existing shares of Common Stock previously allocated to the expired Rights to the existing shares of Common Stock. If the Rights expire without exercise after you have disposed of the shares of our Common Stock with respect to which the Rights are received, you should consult your tax advisor regarding your ability to recognize a loss (if any) on the expiration of the Rights.

Exercise of the Rights; Tax Basis and Holding Period of the Shares

The exercise of the Rights received in this offering should not result in any gain or loss to you. Generally, the tax basis of our Common Stock acquired through exercise of the Rights should be equal to the sum of:

•	the Subscription Price per share; and

•	the basis, if any, in the Rights that you exercised, determined as described in “—Tax Basis and Holding Period of the Rights” above.

The holding period for a share of our Common Stock acquired upon exercise of a right should begin with the date of exercise.

If you exercise the Rights received in this offering after disposing, at a loss, the shares of our Common Stock with respect to which the Rights are received, you should consult your tax advisor regarding the potential application of the “wash sale” rules under Section 1091 of the Code.

Sale or Other Disposition of the Rights Shares

If a U.S. holder sells or otherwise disposes of the shares received as a result of exercising a right, such U.S. holder’s gain or loss recognized upon that sale or other disposition should be a capital gain or loss assuming the share is held as a capital asset at the time of sale. This gain or loss should be long-term if the share has been held at the time of sale for more than one year.

Information Reporting and Backup Withholding

Payments made to you of proceeds from the sale of Rights shares may be subject to information reporting to the IRS and possible U.S. federal backup withholding. Backup withholding should not apply if you furnish a correct taxpayer identification number (certified on an IRS Form W-9) or otherwise establish that you are exempt from backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION

Beginning on or about September 10, 2021, we will distribute the Rights, rights certificates and copies of this prospectus supplement and the accompanying prospectus to individuals who owned shares of our Common Stock on the Record Date. If you wish to exercise your Rights and purchase shares of our Common Stock, you should complete the rights certificate and return it with payment for the shares of our Common Stock, to the subscription agent, Computershare, at the following address. If you send your rights certificate(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time the offering expires. Do not send or deliver these materials to the Company.

By First Class Mail:	By Express Mail, Courier or Other Expedited Service:

Computershare Trust Company, N.A. Attn: Corporate Actions P.O. Box 43011 Providence RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions 150 Royall St, Suite V Canton MA 02021

If you have any questions, you should contact the information agent, Georgeson LLC, at (866) 216-0462.

We will pay all customary fees and expenses of the subscription agent and information agent related to this offering and have also agreed to indemnify the subscription agent and information agent from liabilities that it may incur in connection with this offering.

We have not employed any brokers, dealers, or underwriters in connection with the solicitation of exercise of Rights.

LEGAL MATTERS

The validity of the shares of our Common Stock issuable upon exercise of the Rights have been passed upon for us by Willkie Farr & Gallagher LLP, New York, NY.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in this offering, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus (1) the documents listed below, (2) any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offering covered by this prospectus and any prospectus supplement, and (3) any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, in each case other than information furnished to the SEC (including information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit), which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

•

Our Annual Report on  Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March  31, 2021, as amended by our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, filed with the SEC on April 30, 2021;

•	Our Quarterly Reports on Form 10-Q filed with the SEC on May 14, 2021 and August 13, 2021;

•	Our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on August 31, 2021; and

•	Our Current Reports on Form 8-K, filed with the SEC on May 13, 2021, July 22, 2021, July 22, 2021, August 12, 2021, August 16, 2021, August 30, 2021 and August 31, 2021.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Capital Senior Living Corporation

14160 Dallas Parkway, Suite 300

Dallas, Texas 75254

(972) 770-5600

Attention: David R. Brickman

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We make periodic filings and other filings required to be filed by us as a reporting company under Sections 13 and 15(d) of the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov that contains the reports, proxy and information statements, and other information that we file with the SEC. Also visit us at http://capsenior.com/investor-relations. Information contained on our website is not incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus.

You may refer any questions regarding this offering to Georgeson LLC, our Information Agent:

Toll-free: (866) 216-0462

For information regarding replacement of lost rights certificates, you may contact Computershare Trust Company, N.A. by calling toll-free (866) 267-2831 or at the appropriate address below:

By First Class Mail:	By Express Mail, Courier or Other Expedited Service:
Computershare Trust Company, N.A. Attn: Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions 150 Royall St, Suite V Canton, MA 02021

Prospectus

$150,000,000

CAPITAL SENIOR LIVING CORPORATION

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Purchase Contracts

Units

We may from time to time offer to sell together or separately in one or more offerings the following securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of any such offer:

•

debt securities consisting of senior notes, subordinated notes, debentures or other unsecured evidences of indebtedness, in one or more series, which may be convertible into or exchangeable for preferred stock or common stock, and the payment obligations under any series of debt securities may be fully and unconditionally guaranteed by one or more of our subsidiaries;

•	common stock, par value $0.01 per share;

•	preferred stock, par value $0.01 per share, in one or more series, which may be convertible into or exchangeable for debt securities or common stock;

•	depositary shares representing an interest in a fractional share or multiple shares of our preferred stock;

•	warrants to purchase common stock, preferred stock or debt securities, which may be convertible into or exchangeable for our common stock, preferred stock or debt securities;

•	rights to purchase common stock, preferred stock or warrants, which may be convertible into or exchangeable for our common stock, preferred stock or warrants;

•	purchase contracts; and

•	units that include any of these securities.

The aggregate amount of the securities offered by us under this prospectus will not exceed $150,000,000. When we decide to sell particular securities, we will provide you with the specific terms and the public offering price of the securities we are then offering in one or more prospectus supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities. The prospectus supplement may add to, change, update or supersede information contained in this prospectus. The prospectus supplement may also contain important information about U.S. Federal income tax consequences. You should read this prospectus, together with any applicable prospectus supplement and information incorporated by reference in this prospectus and any applicable prospectus supplement, carefully before you decide to invest.

Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange and trades under the ticker symbol “CSU.” On April 8, 2020, the last reported sale price of our common stock on the New York Stock Exchange was $0.64. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

These securities may be sold directly by us, to or through underwriters or dealers, through agents designated from time to time, through a combination of these methods, or through any other method permitted by law on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names, any fees, commissions and discounts payable to them, and the nature of our arrangement with them in a prospectus supplement. The net proceeds we expect to receive from any such sale, and the contemplated use thereof, will also be included in a prospectus supplement.

The address of our principal executive offices is 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254. Our phone number is (972) 770-5600.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 2 of this prospectus and in the applicable prospectus supplement before you make an investment in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 6, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, change, update or supersede the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read the prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Available Information,” before investing in any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus and any supplement to this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”

You should not assume that the information in this prospectus and any prospectus supplement is accurate as of any date other than the date of the document containing the information. Our business, financial condition, results of operations and prospects may have changed since then.

Unless otherwise indicated, all references in this prospectus to “Capital Senior,” the “Company,” “we,” “us,” and “our” mean Capital Senior Living Corporation and its consolidated subsidiaries. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depositary shares, warrants, rights, purchase contracts, units and guarantees collectively as the “securities.”

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included in or incorporated by reference into this prospectus and any prospectus supplement, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For more information, see the section entitled “Available Information.” These risks, and additional risks not known to us or that we currently believe are immaterial, could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment.

CAPITAL SENIOR LIVING CORPORATION

We are one of the largest operators of senior housing communities in the United States in terms of resident capacity. We and our predecessors have provided senior housing since 1990. As of December 31, 2019, we operated 126 senior housing communities in 23 states with an aggregate capacity of approximately 16,000 residents, including 80 senior housing communities that we owned and 46 senior housing communities that we leased. During 2019, approximately 94.1% of total revenues for the senior housing communities operated by us were derived from private pay sources.

Our operating strategy is to provide value to our senior living residents by providing quality senior living services at reasonable prices, while achieving and sustaining a strong, competitive position within our geographically concentrated regions, as well as continuing to enhance the performance of our operations. We provide senior living services to the 75+ population, including independent living, assisted living, and memory care services. Many of our communities offer a continuum of care to meet our residents’ needs as they change over time. This continuum of care, which integrates independent living, assisted living, and memory care, and is bridged by home care through independent home care agencies, sustains residents’ autonomy and independence based on their physical and mental abilities.

Our corporate office is located at 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254. Our phone number is (972) 770-5600 and our website address is www.capitalsenior.com. Information contained on our website does not constitute part of this prospectus or any prospectus supplement.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

Our Internet website address is www.capitalsenior.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus or any prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities that may be offered under this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. For further information about us and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly, and current reports and proxy statements.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus (1) the documents listed below, (2) any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offering covered by this prospectus and any prospectus supplement, and (3) any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, in each case other than information furnished to the SEC (including information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit), which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 31, 2020;

•	our Current Reports on Form 8-K, filed with the SEC on March 16, 2020, March 19, 2020, March 30, 2020, and March 31, 2020; and

•

the description of our common stock contained in the section entitled “Description of Capital Stock” in the Registration Statement on Form S-1 (Registration No. 333-33379), filed with the SEC on August 12, 1997, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Capital Senior Living Corporation

14160 Dallas Parkway, Suite 300

Dallas, Texas 75254

(972) 770-5600

Attention: David R. Brickman

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated into this prospectus by reference include forward-looking statements within the meaning of sections 27A of the Securities Act and 21E of the Exchange Act. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements can be identified by the use of forward looking terminology including “may,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “should” or other similar words.

Forward-looking statements are not guarantees of performance. We have based these statements on our assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. No assurance can be given that these assumptions are accurate. Moreover, these statements are subject to a number of risks and uncertainties. Important factors that could cause our actual results to differ materially from the expectations reflected in our forward-looking statements include those described under “Risk Factors” in Item 1A and elsewhere in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to the Annual Report on Form 10-K, and, among others, our ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturn in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations.

Other factors described herein, or factors that are unknown or unpredictable, could also have a material adverse effect on future results.

All subsequent written and oral forward looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. In light of these risks, uncertainties and assumptions, the events anticipated by our forward-looking statements may not occur, and you should not place any undue reliance on any of our forward-looking statements. Our forward-looking statements speak only as of the date made and we undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement, we intend to use the net proceeds from the sales of the securities for general corporate purposes, which may include, among other things, acquisitions, capital expenditures, working capital, repayment or refinancing of indebtedness or payment of other corporate obligations, investments in our subsidiaries, investments in existing or future projects or repurchasing or redeeming our securities. We may invest funds not required immediately for such purposes in marketable securities and short-term investments. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the specific offering and will be disclosed in the applicable prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. Any prospectus supplement may add, change, update or supersede the information contained in this prospectus. The prospectus supplement will also contain information, where applicable, about material U.S. Federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Available Information” above.

To the extent the information contained in the prospectus supplement differs from the summaries provided in this prospectus, you should rely on the information in the prospectus supplement.

We may from time to time offer to sell together or separately in one or more offerings:

•

debt securities consisting of senior notes, subordinated notes, debentures or other unsecured evidences of indebtedness, in one or more series, which may be convertible into or exchangeable for preferred stock or common stock, and the payment obligations under any series of debt securities may be fully and unconditionally guaranteed by one or more of our subsidiaries;

•	common stock, par value $0.01 per share;

•	preferred stock, par value $0.01 per share, in one or more series, which may be convertible into or exchangeable for debt securities or common stock;

•	depositary shares representing an interest in a fractional share or multiple shares of our preferred stock;

•	warrants to purchase common stock, preferred stock or debt securities, which may be convertible into or exchangeable for common stock, preferred stock or debt securities;

•	rights to purchase common stock, preferred stock or warrants, which may be convertible into or exchangeable for our common stock, preferred stock or warrants;

•	purchase contracts; and

•	units that include any of these securities.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may offer from time to time in one or more series. When we offer to sell a particular series of debt securities we will provide the specific terms of the series in a prospectus supplement, which may provide information that is different from this prospectus. Accordingly, for a description of the terms of any series of debt securities, you must refer to this prospectus, the prospectus supplement relating to that series and the related indenture and note. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the applicable prospectus supplement, indenture and note.

The debt securities will either be our senior debt securities or our subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under separate indentures between us and a Trustee. Senior debt securities will be issued under a “senior indenture” and subordinated debt securities will be issued under a “subordinated indenture.” Together, the senior indenture and the subordinated indenture are called the “indentures.” As used in this description, the words “we,” “us,” and “our” refer to Capital Senior Living Corporation, and not to any of our subsidiaries.

The following description of our debt securities is intended as a summary only and is qualified in its entirety by reference to the applicable senior indenture, subordinated indenture, senior note and subordinated note, copies of which are filed as exhibits to, and incorporated by reference in, the registration statement of which this prospectus forms a part. In the summary below, we have included references to article or section numbers of the applicable indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular articles or sections or defined terms of the indentures, those articles or sections or defined terms are incorporated by reference herein or therein, as applicable. The indentures will be subject to and governed by certain provisions of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and we refer you to the indentures and the Trust Indenture Act for a statement of such provisions. Capitalized terms used in the below summary have the meanings specified in the indentures.

General

The debt securities will be our direct, unsecured obligations, which may be senior or subordinated and convertible into shares of our common stock or preferred stock. The indentures do not limit the amount of debt securities that we may issue and permit us to issue debt securities from time to time. The prospectus supplement relating to a particular series of debt securities will describe the specific terms of those debt securities and the indenture, which may include, without limitation, one or more of the following:

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;

•	any limit on the aggregate principal amount of the debt securities;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate that the debt securities will bear and the Interest Payment Dates for the debt securities;

•	the places where payments on the debt securities will be payable;

•

any terms upon which the debt securities may be redeemed, in whole or in part, at our option or at the option of the holders of the debt securities and the other detailed terms and provisions of such optional redemption;

•	any conversion or exchange features;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the Maturity of the debt securities;

•	whether the debt securities are defeasible;

•	any addition to or change in the Events of Default;

•

whether the debt securities are convertible into or exchangeable for our other securities (including our capital stock) and, if so, the terms and conditions upon which conversion or exchanges will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion or exchange period;

•	any addition to or change in the covenants in the indenture applicable to the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture (Section 3.01).

Debt securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Special United States Federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States Federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Senior Debt Securities

The senior debt securities will be our direct, unsecured obligations and will constitute senior indebtedness, in each case as defined in the applicable supplemental indenture, ranking on parity with all of our other unsecured and unsubordinated indebtedness.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the subordinated debt securities will, to the extent set forth in the subordinated indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment of all of our senior debt, including the senior debt securities, and it may also be senior in right of payment to all of our subordinated debt (Article 14 of the subordinated indenture). The prospectus supplement relating to any subordinated debt securities will summarize the subordination provisions of the subordinated indenture applicable to that series including:

•

the applicability and effect of the subordination provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

•

the applicability and effect of the subordination provisions in the event of specified defaults with respect to any senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

•

the definition of senior debt applicable to the subordinated debt securities of that series and, if the series is issued on a senior subordinated basis, the definition of subordinated debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of senior debt to which the subordinated debt securities of that series will be subordinated. The subordinated indenture does not limit the amount of senior debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

The failure to make payment on any of the subordinated debt securities by reason of the subordination provisions of the subordinated indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the subordinated debt securities arising from the failure to make such payment.

Subsidiary Guarantees

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our subsidiaries, payment of the principal, premium, if any, and interest on those senior debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by such subsidiary or subsidiaries. The guarantee of senior debt securities will rank on parity in right of payment with all of the other unsecured and unsubordinated indebtedness of such subsidiary or subsidiaries.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our subsidiaries, payment of the principal, premium, if any, and interest on those subordinated debt securities will be unconditionally guaranteed on an unsecured, subordinated basis by such subsidiary or subsidiaries. The guarantee of the subordinated debt securities will, to the extent set forth in the subordinated indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to all of such subsidiary’s or subsidiaries’ existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). See “—Subordination of Subordinated Debt Securities” above.

The obligations of our subsidiaries under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Denominations, Exchange and Transfer

The debt securities of each series will be issued in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 3.02).

At the option of the holder, subject to the terms of the applicable indenture and the limitations applicable to any Global Securities, debt securities of each series may be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount (Section 3.05).

Subject to the terms of the applicable indenture and the limitations applicable to any Global Securities, debt securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed, at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement (Section 3.05). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the debt securities of each series (Section 10.02).

If the debt securities of any series, or of any series and specified tenor, are to be redeemed in part, we will not be required to (i) issue, register the transfer of or exchange any debt securities of that series, or of that series and specified tenor, as the case may be, during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part (Section 3.05).

Modification and Waiver

We and the Trustee may, without the consent of the holders of the debt securities, enter into one or more supplemental indentures for, among other things, any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by such successor of our obligations under the applicable indenture and the debt securities;

•	to add covenants by us, or to surrender any of our rights conferred by the applicable indenture, for the benefit of the holders of the debt securities of any and all series;

•	to add Events of Default for the benefit of the holders of the debt securities of any and all series;

•	to establish the form or terms of any series of the debt securities;

•

to evidence and provide for the acceptance of appointment under the applicable indenture by a successor Trustee with respect to one or more series of the debt securities and to add or change any of the provisions of the applicable indenture to provide for or facilitate the administration of the trusts thereunder by more than one Trustee pursuant to the requirements of the applicable indenture;

•

to add to, change or eliminate any of the provisions of the applicable indenture; provided that any such addition, change or elimination shall (a) neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holders of any such debt security with respect to such provision, or (b) become effective only when there is no such debt security Outstanding;

•

to cure any ambiguity, defect or inconsistency in, or make any other provision with respect to questions arising under, the applicable indenture; provided that such action does not adversely affect the interests of the holders of the debt securities thereunder in any material respect;

•	to add one or more guarantors with respect to the debt securities as parties to the applicable indenture or to release guarantors in accordance with the provisions of any supplemental indenture; or

•

to supplement any provisions of the applicable indenture necessary to permit or facilitate the defeasance and discharge of any series of the debt securities; provided that such action does not adversely affect the interests of the holders of the debt securities thereunder (Section 9.01).

In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding debt securities of each series affected, we and the Trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing or eliminating any provisions of, the applicable indenture, or modifying in any manner the rights of the holders of the debt securities of any series and subsidiary guarantees, if any, under the applicable indenture; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Outstanding debt security affected thereby:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or any premium payable upon redemption of or rate of interest on, any debt security;

•	reduce the amount of principal of an Original Issue Discount Security or any other debt security payable upon acceleration of the maturity thereof;

•	change our obligation to maintain an office or agency for payment of any debt securities or the currency in which any debt security is payable;

•

impair the right to institute suit for the enforcement of any payment due on or after the stated maturity of, or the redemption date of, the debt security, or alter the method of computation of interest;

•	reduce the percentage in principal amount of Outstanding debt securities of any series that must consent to a supplemental indenture or any waiver provided for in the applicable indenture;

•

with certain exceptions, modify any of the provisions of the applicable indenture relating to (a) the execution of supplemental indentures with the consent of the holders of the debt securities and (b) waivers by holders of the debt securities of past defaults and covenants; or

•

in the case of a series of subordinated debt securities, modify any of the applicable subordination provisions in a manner adverse to the holders of the subordinated debt securities or any Outstanding senior debt securities (Section 9.02).

The Holders of a majority in principal amount of the Outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture (Section 10.06). The holders of a majority in principal amount of the Outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each Outstanding debt security of such series (Section 5.13).

Each of the indentures provides that in determining whether the holders of the requisite principal amount of the Outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the applicable indenture as of any date:

(1)

the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of the maturity to such date;

(2)

if, as of such date, the principal amount payable at the Stated Maturity of a debt security is not determinable, the principal amount of such debt security deemed to be Outstanding as of such date will be the amount determined in the manner prescribed for such debt security; and

(3)

the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in Clause (1) or (2) above, of the amount determined in such Clause).

Certain debt securities, including those owned by us or any of our Affiliates, will not be deemed to be Outstanding (Section 1.01).

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of Outstanding debt securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action under the applicable indenture, in the manner and subject to the limitations provided in the applicable indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by the holders. If a record date is set for any action to be taken by the holders of a particular series, only persons who are holders of Outstanding debt securities of that series on the record date may take such action. To be effective, such action must be taken by the holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time (Section 1.04).

Events of Default

Except as otherwise set forth in any prospectus supplement relating to any debt securities, an Event of Default with respect to the debt securities of any series is defined in the indentures as:

(1)	default in the payment of any interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(2)	default in the payment of principal of or any premium on the debt securities of such series at its maturity; or

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of the debt securities of such series; or

(4)

default in the performance, or breach, of any of our covenants set forth in the applicable indenture (other than a default included in the indenture solely for the benefit of a series other than that series) and continuance of such default or breach for a period of 90 days after due notice by the Trustee or by the holders of at least 25% in principal amount of the Outstanding debt securities of that series; or

(5)	certain events of bankruptcy, insolvency or reorganization affecting us (Section 5.01).

Any additions, deletions or other changes to the Events of Default which will apply to a series of debt securities will be described in the prospectus supplement relating to such debt securities.

If an Event of Default (other than an Event of Default with respect to us described in Clause (5) above) with respect to the debt securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% in principal amount of the Outstanding debt securities of that series by notice as provided in the applicable indenture may declare the principal amount of all the debt securities of that series (or, if the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount of such debt securities as may be specified by the terms thereof) to be due and payable immediately. If an Event of Default with respect to us described in Clause (5) above with respect to the debt securities of that series at the time Outstanding occurs, the principal amount of all the debt securities of that series (or, if the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount of such debt securities as may be specified by the terms thereof) will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. At any time after such a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the Outstanding debt securities of that series may, under certain circumstances, rescind and annul such declaration (Section 5.02).

Under the indentures, the Trustee must give to the holders of the debt securities of any series notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs. However, except in the case of a default in the payment of principal of or any premium or interest on the debt securities of any series, or default in the payment of any sinking or purchase fund installment with respect to such debt securities, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interests of the holders of the debt securities of such series (Section 6.02).

Subject to the provisions of the indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders have offered to such Trustee reasonable indemnity (Section 6.03). Subject to such provisions for the indemnification of the Trustees, the holders of a majority in principal amount of the Outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series; provided that such direction does not conflict with any rule of law or the applicable indenture and subject to certain other limitations (Section 5.12).

No holder of any debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, unless

•	such holder has previously given the Trustee under the applicable indenture written notice of a continuing Event of Default with respect to the debt securities of that series;

•	the holders of at least 25% in principal amount of the Outstanding debt securities of that series have made written request to the Trustee to institute proceedings as Trustee;

•	such holder or holders have offered, and if requested, provided to the Trustee reasonable indemnity;

•	the Trustee for 60 days after its receipt of such request has failed to institute such proceeding; and

•	the Trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (Section 5.07).

However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of and any premium and interest on such debt security on or after the applicable due date specified in such debt security (Section 5.08).

We are required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their best knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if so, specifying all such known defaults and the nature and status thereof (Section 10.04).

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any Interest Payment Date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the Regular Record Date for such interest (Section 3.07).

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on debt securities in certificated form may be made by check mailed to the address of the person entitled thereto as such address appears in the debt securities’ register. Unless otherwise indicated in the applicable prospectus supplement, the Corporate Trust Office of the Trustee under the senior indenture in the City of New York will be designated as sole Paying Agent for payments with respect to senior debt securities of each series, and the corporate trust office of the Trustee under the subordinated indenture in the City of New York will be designated as the sole Paying Agent for payment with respect to subordinated debt securities of each series. Any other Paying Agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each place of payment for the debt securities of a particular series (Section 10.02).

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any debt security that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment (Section 10.03).

Consolidation, Merger, Conveyance, Transfer or Lease

We may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our property and assets to another person, unless:

•

(i) in the case of a merger, we are the surviving person, or (ii) the person formed by such consolidation, or into which we are merged, or the person which acquires by conveyance or transfer, or which leases, our properties and assets is a domestic corporation or partnership and expressly assumes the due and punctual payment of the principal of and any premium and interest on all debt securities and the performance of every covenant applicable to be performed by us;

•	immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both, would become an Event of Default, shall exist; and

•

we deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the forgoing provisions relating to such transaction and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with (Section 8.01).

Satisfaction and Discharge

Each indenture will be discharged and will cease to be of further effect as to all Outstanding debt securities of any series and guarantees issued thereunder (except for certain surviving rights and obligations), when:

•	either:

(i)

all Outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(ii)

all Outstanding debt securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee, and in any case we or the guarantors, if any, have deposited with the Trustee as trust funds in an amount sufficient to pay the entire indebtedness of such debt securities not delivered to the Trustee for cancellation, for principal and any premium and interest to the date of deposit or to the Stated Maturity or Redemption Date, as the case may be.

•	we have paid or caused to be paid all other sums payable by us under the applicable indenture with respect to the debt securities of that series; and

•

we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to the satisfaction and discharge of the applicable indenture with respect to the debt securities of that series have been complied with (Section 4.01).

Defeasance and Covenant Defeasance

If the provisions in the applicable indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of any series, we may elect either:

•

defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities and all obligations of any guarantors of such debt securities shall be discharged with respect to their guarantees, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust (Section 13.02); or

•

covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with our obligations will not constitute an Event of Default with respect to the debt securities (Section 13.03);

in either case upon the irrevocable deposit by us with the applicable Trustee, in trust, of an amount, in currency or currencies or US Government Obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments (Section 13.04).

A trust will only be permitted to be established if, among other things:

•

we have delivered to the applicable Trustee an Opinion of Counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the Opinion of Counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. Federal income tax law occurring after the date of the applicable indenture;

•	no Event of Default or any event which after notice or lapse of time or both would be an Event of Default has occurred;

•	the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound;

•	certain other provisions set forth in the applicable indenture are met; and

•

we will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with (Section 13.04).

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an Event of Default, the amount of money and US Government Obligations on deposit with the applicable Trustee would be sufficient to pay amounts due on those debt securities at the time of their Stated Maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the Event of Default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York (Section 1.12).

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

One or more of our subsidiaries may issue guarantees of debt securities that we offer in any prospectus supplement. Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, which may include, without limitation, one or more of the following:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the rights of our common stock and preferred stock and related provisions of our Amended and Restated Certificate of Incorporation, as amended, or our Certificate of Incorporation, and our Second Amended and Restated Bylaws, as amended, or our Bylaws. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our Certificate of Incorporation and our Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capitalization

As of March 25, 2020, our authorized capital stock consisted of 65,000,000 shares of common stock, par value $0.01 per share, of which 31,956,439 shares were issued and outstanding, and 15,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding.

Common Stock

Subject to the provisions of our Certificate of Incorporation and limitations prescribed by law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, we may issue our common stock from time to time upon such terms and for such consideration as may be determined by our Board of Directors. Generally, the issuance of common stock, up to the aggregate amounts authorized by our Certificate of Incorporation and any limitations prescribed by law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, will not require approval of our stockholders.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters to be voted on by stockholders generally, including the election of directors. There are no cumulative voting rights, meaning that the holders of a majority of the shares voting for the election of directors can elect all of the directors standing for election.

Dividend Rights. The holders of our common stock are entitled to receive dividends (payable in cash, stock or otherwise), subject to any rights and preferences of any outstanding preferred stock, but only when and as declared by our Board of Directors out of the assets legally available for dividend payments.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of our company, after there is paid to or set aside for the holders of any class of stock having preference over our common stock the full amount to which such holders are entitled, then the holders of the common stock, shall be entitled, after payment or provision for payment of all debts and liabilities of our company, to receive the remaining assets of our company available for distribution.

Other Matters. Our common stock carries no preemptive or other subscription rights to purchase shares of our stock and is not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “CSU.” Our transfer agent and registrar is Computershare Shareowner Services LLC.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock.

Preferred Stock

Subject to the provisions of our Certificate of Incorporation and limitations prescribed by law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, we may issue our preferred stock in one or more series from time to time upon such terms and for such consideration as may be determined by our Board of Directors. Generally, the issuance of preferred stock, up to the aggregate amounts authorized by our Certificate of Incorporation and any limitations prescribed by law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, will not require approval of our stockholders. Our Board of Directors has the authority to determine the number of shares of, and the rights, preferences and limitations of, each series of preferred stock, including, without limitation, the dividend rights, voting powers, preemptive rights, conversion or exchange rights, redemption rights, and liquidation preferences of any series of preferred stock.

The specific terms of any offering of preferred stock under this prospectus will be described in a prospectus supplement, which may include, without limitation, one or more of the following:

•	the designation, number of shares, seniority and purchase price of such series of preferred stock;

•	any liquidation preferences;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rights, any dividend rate or rates, and the dates and places on which any such dividends will be payable;

•	any voting rights;

•

whether such preferred stock is convertible or exchangeable and, if so, the securities or rights into which such preferred stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected, including conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; and

•	any other rights, preferences, privileges, limitations and restrictions of such series of preferred stock.

All shares of preferred stock offered will, when issued, be validly issued, fully paid and nonassessable.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could reduce the relative voting power of holders of our common stock. It could also delay a change in control of us, make it more difficult to remove our directors, and negatively affect any dividend payments or liquidation payments to the holders of our common stock.

Registration Rights

Under our retirement and separation agreement with Lawrence A. Cohen, our former Chief Executive Officer, Vice Chairman of the Board and director, we and Mr. Cohen remain subject to and bound by the registration rights agreement set forth in Mr. Cohen’s employment agreement, which entitles Mr. Cohen to certain rights with respect to the registration under the Securities Act of our securities he holds. Under such registration rights agreement, if we propose to register any of our securities under the Securities Act, either for our own account or the account of other security holders, Mr. Cohen is entitled to notice of the registration and has the right to include the securities of ours that he holds in the registration. Mr. Cohen’s registration rights are subject to certain conditions, including the right of any underwriters of these offerings to limit the number of shares included in any of these registrations. We have agreed to pay all expenses related to these registrations, except for underwriting discounts and selling commissions.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws and the Delaware General Corporation Laws

Our Certificate of Incorporation and Bylaws and the Delaware General Corporation Laws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us.

These provisions, which are summarized below, are designed to, among other things, discourage coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to first negotiate with our Board of Directors in hopes of improving the terms of any such takeover bids.

Authorized but Unissued Capital Stock. We have 65,000,000 authorized shares of common stock and 15,000,000 authorized shares of preferred stock. Due to our authorized but unissued common stock and preferred stock, our Board of Directors may be able to discourage or make any attempt to obtain control of us more difficult. If, in the exercise of its fiduciary obligations, our Board of Directors determines that a takeover proposal is not in our best interest, the Board of Directors could issue a portion of these shares without stockholder approval, subject to any limitations prescribed by law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. These shares could be issued in one or more transactions that might prevent or make the completion of a proposed change of control transaction more difficult or costly by:

•	diluting the voting or other rights of the proposed acquiror or insurgent stockholder group;

•	creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors; or

•	effecting an acquisition that might complicate or preclude the takeover.

In this regard, our Certificate of Incorporation grants our Board of Directors broad power to establish the rights, preferences and limitations of the authorized and unissued shares of our preferred stock. For example, our Board of Directors could establish one or more series of preferred stock that entitle holders to:

•	vote separately as a class on any proposed merger or consolidation;

•	cast a proportionately larger vote together with our common stock on any proposed transaction or other voting matter;

•	elect directors having terms of office or voting rights greater than those of our other directors;

•	convert preferred stock into a greater number of shares of our common stock or other securities;

•	demand redemption at a specified price under prescribed circumstances related to a change of control of us; or

•	exercise other rights designed to impede a takeover.

Stockholder Action by Written Consent; Special Meetings of Stockholders. Our Certificate of Incorporation and Bylaws provide that any action required or permitted to be taken by our stockholders must be taken at an annual or special meeting of stockholders, and may not be taken by the written consent of our stockholders, unless such consent is unanimous. In addition, our Certificate of Incorporation and Bylaws provide that special meetings of stockholders may, subject to the rights of holders of any series of preferred stock and unless otherwise prescribed by statute, be called only by our Board of Directors, the Chairman of our Board or stockholders possessing at least 25% of the voting power of our issued and outstanding voting stock. Stockholders may amend or repeal these provisions of our Certificate of Incorporation and Bylaws only by the affirmative vote of at least two-thirds of the voting power of our issued and outstanding voting stock.

Amendment of our Bylaws. Our Certificate of Incorporation and Bylaws grant our Board of Directors the power to adopt, amend and repeal our Bylaws upon the affirmative vote of at least a majority of the whole Board. Our stockholders may also adopt, amend or repeal our Bylaws by the affirmative vote of the holders of at least two-thirds of the voting power of our issued and outstanding voting stock.

Classified Board; Election and Removal of Directors. Currently, our directors are divided into three classes serving staggered three-year terms, with only one class being elected each year by our stockholders. At each annual meeting of stockholders, directors are elected to succeed the class of directors whose terms have expired.

Directors may be removed only for cause and by the affirmative vote of a majority of our securities then entitled to vote at an election of directors.

On December 4, 2019, our Board of Directors unanimously approved an amendment (the “Declassification Amendment”) to our Certificate of Incorporation, subject to Stockholder Approval (as defined below), that will phase-out our classified Board structure so that, beginning with our 2023 annual meeting of stockholders, each member of our Board of Directors will be elected to hold office for a term of one year. The Declassification Amendment is subject to the requisite approval of the Company’s stockholders (the “Stockholder Approval”), and our Board of Directors approved the submission of the Declassification Amendment to a vote of our stockholders at our 2020 annual meeting of the stockholders. In accordance with applicable Delaware law, the Declassification Amendment will also amend our Certificate of Incorporation to provide that, beginning at our 2023 annual meeting of stockholders (i.e., once our Board of Directors is no longer classified if the Stockholder Approval is received), our directors may be removed with or without cause, and our Board of Directors also approved an amendment to our Bylaws in order to make conforming changes, subject to the Stockholder Approval.

A vacancy on our Board of Directors may be filled by the affirmative vote of a majority of the directors in office. Currently, any director appointed to fill a vacancy serves for the remainder of the term of the class of directors in which the vacancy occurred. If the Stockholder Approval is received, any director appointed to fill a vacancy after the 2023 annual meeting of stockholders serves for the remainder of the term of the director in respect of whom the vacancy is being filled. The number of directors on our Board of Directors generally will be fixed exclusively by, and may be increased or decreased exclusively by, our Board of Directors but in no event will be less than three nor more than nine.

Advance Notice Procedures for Director Nominations and Stockholder Proposals. Our Certificate of Incorporation provides the manner in which stockholders may give notice of business to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our Board of Directors.

Delaware Anti-Takeover Law. We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. Section 203 prevents an “interested stockholder,” which is defined generally as a person who, together with his or her affiliates and associates, owns 15% or more of a corporation’s outstanding voting stock, from engaging in a broad range of “business combinations” with the corporation for three years after becoming an interested stockholder unless:

•	the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock, which is not owned by the interested stockholder.

The above description of Section 203 of the Delaware General Corporation Law is intended as a summary only and is qualified in its entirety by reference to Section 203 of the Delaware General Corporation Law.

Limitation of Liability of Directors

Our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by Delaware law, for liability:

•	for any breach of the duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	for unlawful payment of a dividend or unlawful stock purchases or redemptions; and

•	for any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

DESCRIPTION OF DEPOSITARY SHARES

Set forth below is a description of the general terms and conditions of the depositary shares that may be offered under this prospectus. The specific terms and conditions of the depositary shares will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update or supersede the terms and conditions of the depositary shares as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, deposit agreement and depositary receipts.

General

We may elect to offer fractional shares or some multiple of shares of preferred stock, rather than offer whole shares of preferred stock. If we choose to do this, we will issue receipts for depositary shares. Each depositary share will represent a fraction or some multiple of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $500,000,000. The prospectus supplement relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fraction or multiple of a share of preferred stock underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interest in or multiple of shares of the related series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.

Dividends and other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. However, the depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders.

Redemption of Depositary Shares

If a series of the preferred stock underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The redemption price for each depositary share will be equal to the applicable fraction or multiple of the redemption price for each share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of depositary shares will cease, except the right to receive the money, securities or other property payable upon the redemption and any money, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with these instructions, and we will agree to take all action that the depositary may consider necessary in order to enable the depositary to vote the shares.

Amendment and Termination of Deposit Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment that materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (i) all outstanding depositary shares issued under the agreement have been redeemed, or (ii) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither the depositary nor we will be liable if either of us are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Further, both of us may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

Set forth below is a description of the general terms and conditions of the warrants that may be offered under this prospectus. The specific terms and conditions of the warrants will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update or supersede the terms and conditions of the warrants as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, warrant agreement and warrant certificate.

General

We may issue warrants for the purchase of our common stock, preferred stock or debt securities. Warrants may be issued independently or together with any of our common stock, preferred stock, rights or debt securities offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as further set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing a series of warrants, will be filed with the SEC in connection with the offering of a particular series of warrants.

Terms of Warrants

The prospectus supplement relating to a particular issue of warrants to purchase our debt securities, common stock or preferred stock will describe the terms of those warrants, which may include, without limitation, one or more of the following:

•	the title or designation of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the exercise price of the warrants may be payable;

•

the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrant securities;

•	the price at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of the warrants issued with each such underlying warrant security;

•

if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of the warrant will be payable;

•	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or the number of shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our debt securities or shares of our common stock or preferred stock, the holder will not have any rights as a holder of our debt securities or shares of our common stock or preferred stock, as the case may be, by virtue of ownership of the warrants.

DESCRIPTION OF RIGHTS

Set forth below is a description of the general terms and conditions of the rights that may be offered under this prospectus. The specific terms and conditions of the rights will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update or supersede the terms and conditions of the rights as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, rights agent or subscription agent agreement and rights certificate.

General

We may issue rights to purchase common stock, preferred stock or warrants. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights issuance, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights issuance. Rights may be issued independently or together with any of our common stock, preferred stock, warrants or debt securities offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of rights will be issued under a separate rights agent or subscription agent agreement to be entered into between us and a bank or trust company, as rights agent or subscription agent, as applicable, all as further set forth in the prospectus supplement relating to the particular issue of rights. The rights agent or subscription agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing a series of rights, will be filed with the SEC in connection with the offering of a particular series of rights.

Terms of Rights

The prospectus supplement relating to a particular issue of rights to purchase our common stock, preferred stock or warrants will describe the terms of those rights, which may include, without limitation, one or more of the following:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of common stock or preferred stock or warrants purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Exercise of Rights

Each right would entitle the holder of the right to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or preferred stock or warrants being offered. Holders may exercise rights at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised rights will be void. Holders may exercise rights as described in the prospectus supplement relating to the rights being issued. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Until a holder exercises the rights to purchase shares of our common stock or preferred stock or warrants, the holder will not have any rights as a holder of shares of our common stock or preferred stock or warrants, as the case may be, by virtue of ownership of the rights.

DESCRIPTION OF PURCHASE CONTRACTS

Set forth below is a description of the general terms and conditions of the purchase contracts that may be offered under this prospectus. The specific terms and conditions of the purchase contracts will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update or supersede the terms and conditions of the purchase contracts as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement and purchase contract.

General

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of common stock or preferred stock, depositary shares, warrants or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of common stock or preferred stock, depositary shares, warrants or any combination of the above. The price of the securities subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus securing the holder’s obligations under the purchase contract.

If we issue a purchase contract as part of a unit, the applicable prospectus supplement will state whether the purchase contract will be separable from the other securities in the unit before the purchase contract settlement date. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement, and, in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

Terms

The prospectus supplement relating to a particular issue of purchase contracts will describe the terms of those purchase contracts, which may include, without limitation, one or more of the following:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF UNITS

Set forth below is a description of the general terms and conditions of the units that may be offered under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update or supersede the terms and conditions of the units as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement and unit agreement or indenture.

We may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants, rights or guarantees or any combination of such securities under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus which may include, without limitation, one or more of the following:

•	the title of the series of units;

•	identification and description of the separate securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the securities comprising the units will be separately transferrable; and

•	any other material terms of the units and the securities comprising such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and any applicable prospectus supplement pursuant to underwritten public offerings, at-the-market offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through agents, underwriters or dealers, directly to one or more purchasers without using underwriters or agents, or through any other method permitted by applicable law and described in the applicable prospectus supplement. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

Agents could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement. If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities. The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriters will use a prospectus supplement to sell our securities. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time.

If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement. We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or dealer would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In connection with the sale of the securities offered by this prospectus, underwriters may receive compensation from us or from the purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Any underwriters, dealers or agents will be identified and their compensation described in the applicable prospectus supplement. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, all securities offered under this prospectus will be a new issue of securities with no established trading market, other than the common stock, which is currently listed and traded on the New York Stock Exchange. We may elect to list any other class or series of securities on a national securities exchange or a foreign securities exchange but are not obligated to do so. Any common stock sold by this prospectus will be listed for trading on the New York Stock Exchange subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any of the securities.

Any underwriter to whom securities are sold by us for public offering and sale may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These activities may cause the price of the securities to be higher than it would otherwise be. The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Norton Rose Fulbright US LLP. Any underwriters, dealers or agents will be represented by their own legal counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Capital Senior Living Corporation appearing in Capital Senior Living Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Capital Senior Living Corporation’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

CAPITAL SENIOR LIVING CORPORATION

Up to 2,190,599 Shares of Common Stock

Issuable Upon Exercise of Rights to Subscribe for Such Shares at

$32.00 per Share

September 10, 2021